Exhibit 1.2

The Barclays Bank Acts 1925 and 1984

The Companies Acts 1948 to 1983

COMPANY LIMITED BY SHARES

Memorandum of Association

of

BARCLAYS BANK PLC

(formerly Barclays Bank International Limited)

(Amended and adopted by special resolution on 1 June 2005)

1.	The name of the Company is “Barclays Bank PLC”.

2.	The Company is to be a public company.

3.	The registered office of the Company will be situated in England and Wales.

4.	The objects for which the Company is established are -

(1)	To carry on the business of banking in all its aspects, including but not limited to the transaction of all financial, monetary and other business which now is or at any time during the existence of the Company may be usually or commonly carried on in any part of the world by banks, discount houses, merchant banks or financiers; and in particular (but without prejudice to the generality of the foregoing)-

(a)	to receive money on current or deposit account or other-wise on any terms, and to borrow, raise or take up money with or without security and to employ and use the same;

(b)	to deposit, lend or advance money, securities or property, with or without security, and generally, to make or negotiate loans and advances of every kind;

(c)	to draw, make, accept, endorse, grant, discount, acquire, subscribe or tender for, buy, sell, issue, execute, guarantee, negotiate, transfer, hold, invest or deal in, honour, retire, pay, secure or otherwise dispose of obligations, instruments whether transferable or negotiable or not) and securities of every kind;

(d)	to grant, issue, negotiate and in any manner deal with or in letters of credit, travellers’ cheques and circular notes and drafts and other forms of credits and instruments of every kind;

(e)	to buy, sell and deal in bullion, specie, precious and other metals, foreign exchange and commodities (including futures) of every kind;

(f)	to receive on deposit or for safe custody or otherwise documents, cash, securities and valuables of every description;

(g)	to collect, hold and transmit money and securities and act as agents for the receipt or payment of money or for the receipt or delivery of securities and documents and to establish, maintain or participate in any kind of system for the transmission of funds;

(h)	to issue and transact business in respect of all types of bankers’ cards and debit and credit cards whether issued by the Company or by any other person or company;

(i)	to act as registrars and transfer agents for any company and to maintain for any company any records and accounts which may be requisite for the purpose, and to undertake any duties in relation to the registration of transfers, the issue and deposit of certificates or other documents evidencing title to securities, or otherwise;

(j)	to act as agents, brokers, advisers or consultants in relation to the investment of money, the management of property and all insurance, pension and taxation matters, and generally to transact all agency, broking, advisory or consultancy business of every kind.

(2)	To carry on the business of a holding and investment company and to acquire whether by purchase, subscription, exchange or otherwise), take options over and hold securities of any company or companies in any part of the world, and to vary, transpose, dispose of or otherwise deal with or turn to account from time to time as may be considered expedient any of the Company’s investments for the time being.

(3)	To co-ordinate the administration, policies, management, supervision, control, research, planning, business operations and any and all other activities of, and to act as financial advisers and consultants to, any company or companies or group of companies now or hereafter formed, incorporated or acquired which may be or may become associated in any way with the Company, directly or indirectly, and to perform any services or undertake any duties to or on behalf of or in any other manner assist any such company or group as aforesaid, in any such case with or without remuneration.

(4)	To undertake and execute the office of executor, administrator, attorney, judicial and custodian trustee, receiver, manager, committee, liquidator and treasurer and to establish, undertake and execute trusts of all kinds, whether private or public, including religious and charitable trusts, and generally to carry on trustee and executor business in all its aspects and on such terms as may be thought expedient and in particular, but without prejudice to the generality of the foregoing, to act as trustees for the holders of any securities of any company and as managers and trustees of unit trusts, investment trusts and pension, benevolent and other funds and to transact all kinds of business arising in connection with any of the foregoing offices and trusts, and to establish, settle and regulate and, if thought fit, undertake and execute any trusts with a view to the issue of any securities, certificates or other documents based on or representing any securities or other assets appropriated for the purposes of such trust.

(5)	To promote, effect, negotiate, offer for sale by tender or otherwise, guarantee, underwrite, secure the subscription or placing of, subscribe or tender for or procure the subscription of (whether absolutely or conditionally), participate in, manage or carry out, on commission or otherwise, any issue, public or private, of the securities of any company, and to lend money for the purposes of any such issue, and to act as dealers in securities whether as principal or agent.

(6)	To finance or assist in the financing of the acquisition, hire, lease or sale of real and personal property of every kind, and the provision of services in connection therewith, whether by way of personal loan, hire purchase, instalment finance, deferred payment or otherwise; to acquire by assignment or otherwise debts owing to any person or company and to collect such debts, and generally to act as traders, factors, carriers, merchants or in any other capacity, and to import, export, buy, sell, let on hire, charter, barter, make advances upon, pledge or otherwise deal in real and personal property of every kind.

(7)	To enter into any guarantee, bond, recognizance, contract of indemnity or suretyship and otherwise give security or become responsible for the performance of any obligation or duties by any person or company and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets, present and future, and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the payment of monies secured by, or payable under or in respect of the securities of, any company or person, including (but without limitation) the Company’s holding company or any subsidiary of the Company or of such holding company or any company otherwise associated with the Company in business, and to give and take counter-guarantees and indemnities, and to receive security for the implementation of any obligation, and to undertake the insurance, re-insurance and counter-insurance of all kinds of risks, and generally to carry on the business of an insurance and guarantee company in all its aspects.

(8)	To raise and borrow money by any means, including the issue of debentures, loan stocks, bonds, notes and other securities, upon and subject to such terms and conditions as may be considered expedient, and to secure all or any of the Company’s liabilities in respect of money raised or borrowed, or any other debt or obligation of or binding on the Company, by mortgaging or charging all or any part of the undertaking, property and assets, present and future, and uncalled capital of the Company.

(9)	To carry on the business of installing, selling, renting and providing computers, data processing and storage equipment and systems, computer bureau, programming, operating and consultancy services and communication systems of all kinds, and acquiring, leasing, hiring and disposing of electronic and mechanical equipment and machinery, and ancillary chattels and property of any kind or description.

(10)	To carry on the business of providing managerial, secretarial, accountancy, consultancy, statistical and any other supervisory executive and advisory services of whatsoever kind for or in relation to any person, company, property or business.

(11)	To act as forwarding agents., travel and shipping agents, commission agents, surveyors, architects, valuers, property consultants and managers, land and estate agents, insurance brokers and average adjusters, and generally to undertake all kinds of professional and agency business.

(12)	To purchase, take options over, take on lease or in exchange, hire or otherwise acquire, for any estate or interest and on such terms and for such consideration as may be considered expedient, construct and develop real and personal property of every kind.

(13)	To sell, exchange, mortgage, let on rent, royalty, share of profit or otherwise, improve, manage, turn to account, grant licences, easements, options or other rights over and in any manner deal with or dispose of the undertaking, property and assets (including uncalled capital) of the Company or any part thereof for such consideration as may be thought fit, and in particular for securities, whether fully or partly paid up, of any other company, and to hold, deal with or dispose of such consideration.

(14)	To amalgamate or enter into partnership or any profit-sharing arrangement with and to co-operate in any way with or assist or subsidise any company, and to purchase or otherwise acquire and undertake all or any part of the business, assets and liabilities of any person or company.

(15)	To enter into any arrangement with any company which is a subsidiary of or otherwise associated with the Company and through which any part of the Company’s business is or is to be conducted, for the taking of profits and bearing of losses of any business so carried on for financing any such subsidiary or associated company or guaranteeing its liabilities, and to make any other arrangement which may seem expedient with reference to any business so carried on, including power at any time, and either temporarily or permanently, to discontinue any such business.

(16)	To invest any monies of the Company in such investments, securities and any other kind of property (whether real or personal) as may be thought expedient and to hold, sell or otherwise deal with such investments, securities or property.

(17)	To establish or promote or concur in the establishment or promotion of any company.

(18)	To take or concur in taking all such steps and proceedings (including the undertaking of any obligation, monetary or other-wise) as may seem best calculated to uphold and support the credit of the Company or to obtain, maintain, restore and justify public confidence, or to avert or minimise financial disturbances which might affect the Company.

(19)	To procure the registration or incorporation of the Company in or under the laws of any place outside England and Wales.

(20)	To seek and secure, and generally to utilise and exploit, openings for the employment of capital in any part of the world, and with a view thereto to employ experts to investigate into and examine the conditions, prospects, value, character and circumstances of any business concerns and undertakings, and generally of any assets, concessions, properties and rights whether in existence Or contemplation.

(21)	To enter into any arrangement with any government or authority, international, supreme, municipal, local or otherwise, and to obtain any lights, concessions and privileges from any such government or authority and to carry out, exercise and comply with any such arrangements, rights, concessions and privileges.

(22)	To take all necessary and proper steps in Parliament or with any government or authority, international, supreme, municipal, local or otherwise, for the purpose of carrying out, extending or varying the objects and powers of the Company, or altering its constitution, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

(23)	To distribute any of the property of the Company among its members in specie.

(24)	To subscribe, donate or guarantee money for any national, charitable, benevolent, public, general or useful object or for any exhibition or sporting activity or for any purpose which may be considered likely directly or indirectly to further the objects of the Company or the interests of its members and to subscribe or donate money to any association or fund for the protection, defence or benefit of any persons or companies carrying on businesses similar to those carried on by the Company or any of its subsidiaries.

(25)	To establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, bonuses, benefits, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company or of its holding company or of any company which is a subsidiary of the Company or of such holding company or is allied to or associated in business with the Company or with any such subsidiary or the predecessors in business of the Company or any other such company as aforesaid, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or their respective predecessors in business and the wives, widows, families, dependents and personal representatives of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, building and housing schemes, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid, or to advance the interest and well being of the Company or of any such other company as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid.

(26)	To carry on the business, whether for remuneration or not, of developing, installing, selling, renting, licensing or providing any type of equipment, smartcard, computer system, computer hardware, computer software, software development too or kit, encryption or decryption device or algorithm in any form, or any other thing of any kind or description, relating to electronic trading, encryption, decryption, electronic signatures, electronic data interchange, electronic commerce or the conduct of any business in or through any electronic or digital media.

(27)	To carry on the business, whether for remuneration or not, of providing any type of service comprising of or relating to, in whole or in part, computer systems, computer hardware, computer software, smartcards, electronic trading, electronic, settlement, encryption or decryption of data of any kind or description, electronic signatures, certification of such signatures, electronic data interchange, storage of electronic data, publication of information on electronic media, access to or use of the internet, electronic mail, electronic commerce or the conduct of any business in or through any electronic or digital media.

(28)	To carry on the business, whether for remuneration or not, of a certification authority, and of providing certification services, cryptography support services, software and software development tools and kits in connection with such services.

(29)	To carry on any other business or activity which may seem to the Directors capable of being advantageously carried on in connection or conjunction with or as ancillary to any of the foregoing businesses or which the Directors may consider expedient with a view to rendering profitable or more profitable or enhancing directly or indirectly the value of the Company’s undertaking or any of its property or assets, and to do all such other things as the Directors may consider incidental or conducive to the attainment of the Company’s objects.

(30)	To do all or any of the foregoing things in any part of the world and either as principals, agents, contractors, trustees or otherwise and by or through trustees, agents, subsidiary and associated companies or otherwise, and either alone or in conjunction with others.

It is hereby declared that-

(a)	the expression “company” (except where used in reference to the Company itself) shall be deemed to include any government or any statutory, municipal or public body, partnership, association, syndicate or other body of persons, whether incorporated or unincorporated and whether domiciled in England or elsewhere, and the expression “securities” includes shares, stocks, debentures, bonds, notes, debenture stocks, loan stocks, loans, mortgages, certificates or other documents of title, depository receipts, certificates of deposit, funds or other obligations, interests, options, futures or participatory rights of any kind whatsoever;

(b)	the objects specified in each of the paragraphs of this Clause shall not, except where the context expressly so requires, be in anywise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

5.	The liability of the Members is limited.

6.	The share capital* of the Company is £3,040,001,000 divided into 3,000,000,000 ordinary shares of £1 each, 1000 Sterling Preference Shares of £1 each and 400,000 Sterling Preference Shares of £100 each, US$60,000,000 divided into 80,000,000 Dollar Preference Shares of US$0.25 each and 400,000 Dollar Preference Shares of US$100 each and €40,000,000 divided into 400,000 Euro Preference Shares of €100 each.

(*Amended 1 June 2005)

THE COMPANIES ACTS 1948 TO 1967

and

THE COMPANIES ACTS 1985 AND 1989

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

BARCLAYS BANK PLC

(formerly Barclays Bank International Limited)

(amended by Special Resolution

passed on 1 June 2005)

I. PRELIMINARY

Application

1.	No regulations or articles for management of a company contained or set out in any Act of Parliament or statutory instrument concerning companies shall apply to the company and the following shall be the articles of association of the company.

Interpretation

2.

(a)	In these articles, if not inconsistent with the subject or context and save for those words and expressions defined solely for the purpose of a specific article, the words and expressions standing in the first column below shall bear the meanings set opposite to them respectively in the second column:

“articles”	these articles of association as amended from time to time;

“board”	the board of directors for the time being of the company or the directors of the company present at a duly convened meeting of directors at which a quorum is present or any of them acting as the board of directors in accordance with these articles;

“chairman”	the chairman for the time being of the board;

“clear days”	in relation to a period of notice, that period excluding both the day when the notice is served (or deemed to be served) in accordance with these articles and the day for which it is given or on which it is to take effect;

“company”	Barclays Bank PLC or such other name by which the company may for the time being be registered in accordance with the provisions of the statutes;

“connected”	in relation to a director of the company, has the meaning given to it in Section 346;

“deputy chairman”	a deputy chairman for the time being of the board;

“director”	a director for the time being of the company;

“dividend”	dividend and/or bonus;

“dollar business day”	the meaning given to it in Article 3(d)(x);

“dollar preference shares”	the preference shares of US$0.25 each in the capital of the company referred to in article 3(a) or, as the case may require, the number thereof for the time being in issue and the preference shares of US$100 each in the capital of the company referred to in article 3(a) or, as the case may require, the number thereof for the time being in issue;

“euro business day”	the meaning given to it in article 3(d)(ix);

“euro preference shares”	the preference shares of €100 each in the capital of the company referred to in article 3(a) or, as the case may require, the number thereof for the time being in issue;

“further shares”	the meaning given to it in article 3(e);

“group”	the company and its subsidiary undertakings;

“holder”	in relation to shares, the member whose name is entered in the register as the holder of the shares;

“issue date”	the meaning given to it in article 3(d)(i);

“liquidation value”	the meaning given to it in article 3(f);

“London business day”	the meaning given to it in article 3(d)(xi);

“member”	a member of the company;

“office”	the registered office for the time being of the company;

“ordinary shares”	the ordinary shares of £1 each in the capital of the company referred to in article 3 or, as the case may require, the number thereof for the time being in issue;

“overseas branch register”	branch register of members as defined in Section 362(2);

“paid up” or “paid”	paid up and/or credited as paid up in respect of the nominal amount of a share;

“prescribed period”	the meaning given to it in article 12(d);

“redemption date”	the meaning given to it in article 3(d)(i);

“register”	the register of members of the company;

“rights issue”	the meaning given to it in article 12(d);

“seal”	the common seal (if any) of the company;

“section 80 amount” and “Section 89 amount”	the meanings given to them in article 12(d);

“securities seal”	the official seal (if any) of the company permitted to be used by Section 40;

“Series 1 Sterling Preference Shares”	the 1,000 sterling preference shares issued by the company on 31 December 2004.

“statutes”	the Companies Act 1985, the Companies Act 1989 and every other Act and statutory instrument for the time being in force concerning companies and affecting the company;

“statutory accounts”	the meaning given to it in article 147;

“sterling preference shares”	the preference shares of £1 each in the capital of the company referred to in article 3(a) or, as the case may require, the number thereof for the time being in issue and the preference shares of £100 each in the capital of the company referred to in article 3(a) or, as the case may require, the number thereof for the time being in issue.

“subsidiary”	a subsidiary as defined in Section 736;

“subsidiary undertaking”	a subsidiary undertaking as defined in Section 258;

“transfer office”	the address at which the register is for the time being kept;

“United Kingdom”	the United Kingdom of Great Britain and Northern Ireland;

“vice-chairman”	a vice-chairman for the time being of the board; and

“in writing”	written or produced by any method of representing or reproducing words in a legible and non-transitory form.

(b)	The following provisions shall apply to the construction or interpretation of these articles or any part thereof:

(i)	any reference to any section or provision of any Act of Parliament shall, if not inconsistent with the subject or context, include every statutory modification, addition or re-enactment thereto or thereof for the time being in force;

(ii)	any reference to a numbered article shall be a reference to the article bearing that number in these articles and includes reference to such article as amended from time to time and any reference in an article to a paragraph or sub-paragraph shall, unless stated otherwise, be to a paragraph or sub-paragraph of such article;

(iii)	any reference to a numbered Section, Part or Schedule shall, unless stated otherwise, be a reference to the Section, Part or Schedule bearing that number in the Companies Act 1985 (subject to the provisions of paragraph (b)(i));

(iv)	words importing the singular number include the plural and vice versa;

(v)	words importing the masculine gender include the feminine gender and the neuter and vice versa;

(vi)	words importing persons include companies, corporations, firms and other unincorporated bodies;

(vii)	the expression “secretary” shall mean and include the secretary and any joint, deputy or assistant secretary for the time being of the company and any person qualified in accordance with the statutes appointed by the board to perform any of the duties of the secretary or a deputy or assistant secretary;

(viii)	save as aforesaid, any words or expressions defined in the statutes shall, if not inconsistent with the subject or context, bear the same meanings in these articles except that the word “company” includes any body corporate or unincorporate;

(ix)	a special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these articles and a special resolution shall be effective for any purpose for which an extraordinary resolution is so expressed to be required;

(x)	the expression “meeting of the company” shall be deemed to include, unless the context otherwise requires, a separate meeting of the holders of any class of shares and the expression “meeting” shall be construed accordingly; and

(xi)	the headings contained in these articles are included for convenience only and shall not in any way affect their construction.

II. CAPITAL

A. ISSUES AND RIGHTS

Authorised share capital

3.

(a)	The share capital of the company at the date of the adoption of these articles consists of £3,040,001,000 divided into 3,000,000,000 ordinary shares of £1 each, 1,000 sterling preference shares of £1 each and 400,000 sterling preference shares of £100 each, US$60,000,000 divided into 80,000,000 dollar preference shares of US$0.25 each and 400,000 dollar preference shares of US$100 each and €40,000,000 divided into 400,000 euro preference shares of €100 each.

(b)	The euro preference shares, dollar preference shares and sterling preference shares (which, for the purposes of paragraphs (b) to (d) of this article, shall not include the Series 1 Sterling Preference Shares, and any reference to “sterling preference shares” in such paragraphs shall be construed accordingly unless such reference is expressly stated to include the Series 1 Sterling Preference Shares) (together the “preference shares”) may, subject to paragraphs (c) and (d) of this article, be issued with such rights, and subject to such restrictions, as may be determined prior to the issue thereof in accordance with article 5 and so that preference shares may be issued in one or more separate series in each case having attached thereto rights and restrictions which either are identical (save as to the date from which such shares rank for dividend) with the rights and restrictions attached to any other series of preference shares or are different in any respect from the rights and restrictions attached to any such other series. The preference shares of each series shall be designated in such manner as may be so determined.

(c)	Without prejudice to paragraph (e) of this article and save as may otherwise be prescribed by special resolution of the company determining, prior to the issue thereof, the terms and conditions of any series of preference shares, each series of preference shares shall rank, in regard to participation in profits, in priority to or pari passu with, but not (except with the consent or sanction of the holders of the relevant series of preference shares given in accordance with article 6)

junior to any other class of shares in the company and, on a return of capital on a winding up or (other than on a redemption or purchase of shares, or a reduction of share capital, permitted by the articles and under applicable law) otherwise, each series of preference shares shall rank in priority to or pari passu with, but not (except with the consent or sanction of the holders of the relevant series of preference shares given in accordance with article 6) junior to any other class of shares in the company.

(d)	Save as may otherwise be prescribed by special resolution of the company in regard to any series of preference shares, the preference shares shall be governed by the following provisions as to redemption:

(i)	The company shall have the right (subject to the statutes) to redeem on any redemption date all but not some only of the preference shares of any series for the time being issued and fully paid by giving to the holders of the particular preference shares to be redeemed not less than 30 days’ nor more than 60 days’ prior notice in writing of the relevant redemption date. The expression “redemption date” means, in relation to preference shares of any series, any date which falls not less than five years after the date (the “issue date”) when such preference shares were first issued.

(ii)	Subject as mentioned in subparagraph (i) above, there shall be paid on each preference share so redeemed the liquidation value thereof, together with the accrued and unpaid instalment of dividend thereon (whether or not declared) in respect of the period from the dividend payment date last preceding the redemption date to the redemption date (but not in respect of any earlier period).

(iii)	Any notice of redemption given under subparagraph (i) above shall specify the applicable redemption date; the particular series of preference shares to be redeemed; the redemption price (specifying the amount of the accrued and unpaid dividend per share to be included therein); that dividends on the preference shares to be redeemed will cease to accrue on redemption; and the place or places at which documents of title in respect of such preference shares are to be presented and surrendered for redemption and payment of the redemption moneys is to be effected, and upon such redemption date the company shall redeem the particular preference shares to be redeemed on that date subject to the provisions of this paragraph (d) and of the statutes. No defect in the notice of redemption or in the giving thereof shall affect the validity of the redemption proceedings.

(iv)	The provisions of this and the following subparagraphs shall have effect in relation to preference shares of any series for the time being issued and outstanding in registered form (“registered shares”) and represented by certificates (“certificates”) and in relation to preference shares of any series which, in accordance with article 15 and the terms and conditions thereof, are for the time being issued and outstanding in bearer form (“bearer shares”) and represented by share warrants (“warrants”).

(v)	Payments in respect of the amount due on redemption of a registered share shall be made (a) in the case of euro preference shares by euro cheque drawn on a branch of a bank in London; (b) in the case of dollar preference shares by dollar cheque drawn on a branch of a bank in London or New York (as the case may be); and (c) in the case of sterling preference shares by pounds sterling cheque drawn on a branch of a bank in London or, upon the request of the holder or joint holders not later than the date specified for the purpose in the notice of redemption, by transfer to (a) in the case of euro preference shares, a euro account maintained by the payee with a branch of a bank in London; (b) in the case of dollar preference shares, a dollar account maintained by the payee with a branch of a bank in London or New York (as the case may be); and (c) in the case of sterling preference shares, a pounds sterling account maintained by the payee with a branch of a bank in London. Such payment will be made against presentation and surrender of the relative certificate at the place or one of the places specified in the redemption notice.

(vi)	Payment in respect of the amount due on redemption of a bearer share shall be made (a) in the case of euro preference shares by euro cheque drawn on a branch of a bank in London; (b) in the case of dollar preference shares by dollar cheque drawn on a branch of a bank in London or New York (as the case may be); and (c) in the case of sterling preference shares by pounds sterling cheque drawn on a branch of a bank in London or, upon the request of the holder not later than the date specified for the purpose in the notice of redemption, by transfer (a) in the case of euro preference shares to a euro account maintained by the payee with a branch of a bank in London; (b) in the case of dollar preference shares to a dollar account maintained by the payee with a branch of a bank in London or New York (as the case may be); and (c) in the case of sterling preference shares to a pounds sterling account maintained by the payee with a branch of a bank in London. Such payment will be made against presentation and surrender of the relative warrant at the place or one of the places specified in the redemption notice. Upon the relevant redemption date all unmatured dividend coupons (if any), and any talon for additional dividend coupons, appertaining thereto (whether or not attached) shall become void and no payment will be made in respect thereof.

(vii)	All payments in respect of redemption moneys will in all respects be subject to any applicable fiscal or other laws and other regulations.

(viii)	As from the relevant redemption date the dividend on the preference shares due for redemption shall cease to accrue except on any such preference share in respect of which, upon the due surrender of the certificate or, as the case may be the warrant therefor in accordance with subparagraph (v) or, as the case may be, (vi) above, payment of the redemption moneys due on such redemption date shall be improperly withheld or refused in which case the said dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant redemption date to the date of payment of such redemption moneys. Such preference shares shall not be treated as having been redeemed until the redemption moneys in question, together with the accrued dividend thereon, shall have been paid.

(ix)	If the due date for the payment of the redemption moneys on any euro preference share is not a day (other than a Saturday or Sunday) on which (1) banks in London are open for business (2) foreign exchange dealings may be conducted in euro and (3) the Trans-European Automated Real Time Gross Settlement (TARGET) system (or any successor thereto determined by the Issuer) is operating (a “euro business day”), then payment of such moneys will be made on the next succeeding day which is a euro business day (and without any interest or other payment in respect of such delay).

(x)	If the due date for the payment of the redemption moneys on any dollar preference share is not a day which is (1) a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London generally are authorised or obligated by law, regulation or executive order to close and (2) in respect of any dollar preference share on which dividends accrue at a floating rate, during the period such dividends accrue at a floating rate, a day on which dealings in US dollars are transacted in the London interbank market (a “dollar business day”), then payment of such moneys will be made on the next succeeding day which is a dollar business day (and without any interest or other payment in respect of such delay).

(xi)	If the due date for the payment of the redemption moneys on any sterling preference share is not a day (other than a Saturday or Sunday) on which banks in London are open for business (a “London business day”), then payment of such moneys will be made on the next succeeding day which is a London business day (and without any interest or other payment in respect of such delay).

(xii)	The receipt of the holder for the time being of any registered share (or in the case of joint holders the receipt of any of them) and the receipt of the person delivering any warrant to the place or one of the places specified in accordance with subparagraph (iii) above, in respect of the moneys payable on redemption of the registered share or, as the case may be, the bearer share, shall constitute an absolute discharge to the company.

(xiii)	Subject to the provisions of the statutes and any other applicable laws, the company may at any time purchase any preference shares in issue upon such terms and conditions as the board may think fit or as may be prescribed by the terms of issue thereof.

(xiv)	Upon the redemption or purchase of any euro preference shares the board shall have power to convert the authorised but unissued euro preference shares existing as a result of such redemption or purchase into shares of any other class of share capital into which the authorised share capital of the company is or may at any time be divided of the same nominal amount in euros as the euro preference shares or into unclassified shares of the same nominal amount in euros as the euro preference shares.

(xv)	Upon the redemption or purchase of any dollar preference shares the board shall have power to convert the authorised but unissued dollar preference shares existing as a result of such redemption or purchase into shares of any other class of share capital into which the authorised share capital of the company is or may at any time be divided of the same nominal amount in dollars as the dollar preference shares or into unclassified shares of the same nominal amount in dollars as the dollar preference shares.

(xvi)	Upon the redemption or purchase of any sterling preference shares the board shall have power to convert the authorised but unissued sterling preference shares existing as a result of such redemption or purchase into shares of any other class of share capital into which the authorised share capital of the company is or may at any time be divided of the same nominal amount in pounds sterling as the sterling preference shares or into unclassified shares of the same nominal amount in pounds sterling as the sterling preference shares.

(e)	The company may at any time or from time to time, without the consent or sanction of the holders of the sterling preference shares, the dollar preference shares or the euro preference shares of any series, create and issue further preference shares or other share capital (“further shares”) of one or more series ranking as regards participation in the profits and assets of the company pari passu with, or junior to, the sterling preference shares, the dollar preference shares and euro preference shares of any series, but not (other than on a redemption or purchase by the company of any such shares, or a reduction of share capital, permitted by the articles and under applicable law) in priority thereto unless the holders of each class of sterling preference shares, dollar preference shares and euro preference shares to which such shares are to rank in priority have so sanctioned or consented thereto in accordance with article 6, and so that, save as aforesaid and save as may otherwise be expressly provided by the terms of issue of the sterling preference shares, dollar preference shares or euro preference shares or further shares of any series, the further shares of any series may either carry rights identical in all respects (except as regards the date from which such shares rank for dividend) with the sterling preference shares, dollar preference shares or euro preference shares of any series or carry rights differing therefrom in any respect including, but without limitation, in that:

(i)	the rate and/or basis of calculating dividends may differ and the dividend may be cumulative or non-cumulative;

(ii)	such shares may rank for dividends as from such date as may be provided by the terms of issue thereof and the dates for payment of dividend may differ;

(iii)	such shares may be denominated in any currency or, if permitted by law, any basket of currencies;

(iv)	a premium may be payable on return of capital or there may be no such premium;

(v)	such shares may be redeemable at the option of the Issuer or may be non-redeemable;

(vi)	different or no restrictions may apply in the event a dividend is not paid on such shares on a scheduled dividend payment date therefor; and

(vii)	such shares may be convertible into ordinary shares or any other class of shares ranking as regards participation in the profits and assets of the company pari passu with or junior to any class of the sterling preference shares, dollar preference shares or euro preference shares, in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

(f)	For the purposes of this article:

(i)	“liquidation value” means the fixed amount specified as such in the terms and conditions of the relevant class of preference shares;

(ii)	references to “US$”, “dollars” and “cents” are references to the lawful currency for the time being of the United States of America;

(iii)	references to “€” and “euro” are references to the lawful currency of the member states of the European Union that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended from time to time;

(iv)	references to “£” and “sterling” are references to the lawful currency for the time being of the United Kingdom.

Series 1 Sterling Preference Shares

3(A)

(a)	The Series 1 Sterling Preference Shares shall be issued with the rights and subject to the restrictions set out in this article 3(A) and with such other rights and subject to such other restrictions as may be determined prior to the issue thereof in accordance with article 5.

(b)	The Series 1 Sterling Preference Shares shall rank, in regard to participation in profits, in priority to the ordinary shares and pari passu with the euro preference shares issued as 4.875% Non-Cumulative Callable Euro Preference Shares, Series 1 on 8 December 2004 (the “Series 1 Euro Preference Shares”) and, on a return of capital on a winding up or (other than on a redemption or purchase of shares, or a reduction of share capital, permitted by the articles and under applicable law) otherwise, the Series 1 Sterling Preference Shares shall rank in priority to the ordinary shares and pari passu with the Series 1 Euro Preference Shares.

(c)	Save as may otherwise be prescribed by special resolution of the company, the Series 1 Sterling Preference Shares shall be governed by the following provisions as to redemption:

(i)	the company shall have the right (subject to the statutes) to redeem on any redemption date all but not some only of the Series 1 Sterling Preference Shares for the time being issued and fully paid by giving to the holders of the Series 1 Sterling Preference Shares to be redeemed not less than 5 days’ prior notice in writing of the relevant redemption date. The expression “redemption date” means, in relation to the Series 1 Sterling Preference Shares, any date which falls later than 1 January 2005.

(ii)	Subject as mentioned in subparagraph (i) above, there shall be paid on each Series 1 Sterling Preference Shares so redeemed the nominal amount thereof, together with the accrued and unpaid instalment of dividend thereon (whether or not declared) in respect of the period from the dividend payment date last preceding the redemption date (or if none, the issue date) to the redemption date and any accumulated arrears of dividend thereon.

(iii)	Any notice of redemption given under subparagraph (i) above shall specify the applicable redemption date; the redemption price (specifying the amount of the accrued and unpaid dividend per share to be included therein); that dividends on the Series 1 Sterling Preference Shares to be redeemed will cease to accrue on redemption; and the place or places at which certificates (“certificates”) in respect of such Series 1 Sterling Preference Shares are to be presented and surrendered for redemption and payment of the redemption moneys is to be effected, and upon such redemption date the company shall redeem the particular Series 1 Sterling Preference Shares to be redeemed on that date subject to the provisions of this paragraph (iii) and of the statutes. No defect in the notice of redemption or in the giving thereof shall affect the validity of the redemption proceedings.

(d)	Series 1 Sterling Preference Shares shall be issued in registered form only (“registered shares”) and shall be represented by certificates.

(e)	Payments in respect of the amount due on redemption of a registered share shall be made by pounds sterling cheque drawn on a branch of a bank in London or, at the request of the holder not later than the date specified for the purpose in the notice of redemption, by transfer to a pounds sterling account maintained by the payee with a branch of a bank in London. Such payment may, at the election of the company, be made against presentation and surrender of the relative certificate at the place or one of the places specified in the redemption notice.

(f)	All payments in respect of redemption moneys will in all respects be subject to any applicable fiscal or other laws and other regulations.

(g)	As from the relevant redemption date the Series 1 Sterling Preference Shares shall be redeemed and the dividend on the Series 1 Sterling Preference Shares due for redemption shall cease to accrue except on any such Series 1 Sterling Preference Shares in respect of which, upon the due surrender of the certificate in accordance with subparagraph (c)(iii) above, payment of the redemption moneys due on such redemption date shall be improperly withheld or refused in which case the said dividend, at the rate then applicable, shall be deemed to have continued and shall accordingly continue to accrue from the relevant redemption date to the date of payment of such redemption moneys. Such Series 1 Sterling Preference Shares shall not be treated as having been redeemed until the redemption moneys in question, together with the accrued dividend thereon, shall have been paid.

(h)	If the due date for the payment of the redemption moneys on any Series 1 Sterling Preference Shares is not a day (other than a Saturday or Sunday) on which banks in London are open for business (a “London business day”), then payment of such moneys will be made on the next succeeding day which is a London business day (and without any interest or other payment in respect of such delay).

(i)	The receipt of the holder for the time being of any registered share (or in the case of joint holders the receipt of any of them) in respect of the moneys payable on redemption of the registered share shall constitute an absolute discharge to the company.

(j)	Subject to the provisions of the statutes and any other applicable laws, the company may at any time purchase any Series 1 Sterling Preference Shares in issue upon such terms and conditions as the board may think fit or as may be prescribed by the terms of issue thereof.

Redemption and purchase of the company’s shares

4.

(a)	Subject to the provisions of the statutes and to the rights conferred on the holders of any other shares and to any necessary amendment to these articles, any share may be issued on terms that it is, or at the option of the company or the holder thereof is to be liable, to be redeemed.

(b)	The company may purchase its own shares (including any redeemable shares) subject to the provisions of the statutes and of these articles and, if there is in issue any class of convertible shares for the time being forming part of the capital of the company, to the holders of not less than three-quarters of such class giving their approval in writing or, alternatively, to an extraordinary resolution approving the purchase being passed at a separate meeting of the holders of such class, in each case in accordance with the terms of issue of such convertible shares.

Issue of shares with special rights or restrictions

5.	Without prejudice to any rights for the time being conferred on the holders of any shares or class of shares (which rights shall not be varied or abrogated, except with such consent or sanction as is provided by article 6) any share in the company may be allotted and issued with such preferred, deferred or other rights, or such restrictions, whether in regard to dividend, return of capital, voting, conversion or otherwise, as the company may from time to time by ordinary or special resolution determine (or, failing such determination, as the board may determine) provided that no share shall be issued carrying any right of conversion into ordinary shares in the company without the approval of the company by special resolution.

Variation of rights attaching to a class of shares

6.	If the capital shall be divided into different classes of shares, the special rights attached to any class of shares may, subject to the provision of the statutes, be varied or abrogated either with the consent in writing of the holders of three-fourths of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the company is a going concern or during or in contemplation of a winding up.

Conduct of class meetings

7.	Any meeting for the purpose of article 6 shall be convened and conducted in all respects as nearly as possible in the same way as an extraordinary general meeting of the company, but no member not being a director shall be entitled to notice thereof, and no person not being a director or the duly appointed proxy of a member entitled to shares of the class shall be entitled to attend thereat, unless he holds shares of the class intended to be affected by the resolution, and votes shall only be given in respect of shares of that class; and at any such meeting the quorum shall be persons holding or representing by proxy at least one-third of the issued shares of the class (but so that if at any adjourned meeting a quorum as above defined is not present, any two holders of the shares of the class present in person or by proxy shall be a quorum), and a poll may be demanded at any such meeting by any holder of shares of the class present in person or by proxy and entitled to vote at the meeting. On a show of hands every holder of shares of the said class who (being an individual) is present in person or by proxy or (being a corporation) is present by a representative in accordance with article 84 shall have one vote, and on a poll every such holder who is present in person or by proxy or by representative as aforesaid shall have one vote in respect of every share of such class held by him.

Special rights not varied by an issue of further shares of the class

8.	The special rights attached to any class of shares having preferential rights shall not (unless otherwise expressly provided by the terms of issue thereof) be deemed to be altered by the creation or issue of further shares ranking as regards participation in the profits or assets of the company in some or all respects pari passu therewith but in no respect in priority thereto.

Financial assistance for the acquisition of the company’s shares

9.	Save to the extent prohibited by the statutes or otherwise by law, the company shall be entitled, subject to and in accordance with the provisions of the statutes, to give financial assistance directly or indirectly for the purpose of the acquisition or proposed acquisition of any shares in the company or any company of which it is a subsidiary or for the purpose of reducing or discharging any liability incurred by any person for the purpose of acquiring any shares in the company or any company of which it is a subsidiary.

Disqualification from voting

10.	No member shall, unless the board otherwise determines, be entitled in respect of any share held by that member to vote either personally or by proxy at any meeting of the company or to exercise any other right conferred by membership in relation to any such meeting if any call or other sum presently payable by the member in respect of that share remains unpaid.

B. ALLOTMENT OF SHARES

Unissued shares at disposal of the board

11.	Subject to the provisions of the statutes and to the board being duly authorised in accordance with article 12, all unissued shares for the time being in the capital of the company shall be at the disposal of the board which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and on such terms as the board may decide.

Allotment authority of the board

12.

(a)	By an ordinary or special resolution of the company fixing the prescribed period and the Section 80 amount for the purposes of this article the board may be generally and unconditionally authorised pursuant to Section 80 to exercise for each prescribed period so fixed all the powers of the company to allot relevant securities up to an aggregate nominal amount equal to the Section 80 amount.

(b)	Pursuant to and within the terms of the said authority the board shall be empowered during each prescribed period to allot equity securities wholly for cash:

(i)	in connection with a rights issue; and

(ii)	otherwise than under sub-paragraph (i), up to an aggregate nominal amount equal to the Section 89 amount (if any) fixed by a special resolution of the company in respect of the relevant prescribed period;

as if Section 89(1) did not apply to such allotment.

(c)	The said authority and power shall permit the company to make any offer or agreement during a prescribed period which would or might require relevant securities or, as the case may be, equity securities to be allotted after the expiry of such period and the board may, notwithstanding such expiry, allot relevant securities or, as the case may be, equity securities in pursuance of such offer or agreement.

(d)	For the purposes of this article:

(i)	“rights issue” means an offer of securities open for acceptance for a period fixed by the board to holders of ordinary shares registered as such on a specified record date in proportion to their then holdings of such shares but subject to such exclusions or other arrangements as the board may deem necessary or expedient in relation to fractional entitlements or legal or practical problems or costs under the laws of, or the requirements of any regulatory or stock exchange authority in, any territory or in relation to shares represented by depositary receipts;

(ii)	“prescribed period” means any period (not exceeding 5 years from the passing of the relevant resolution on any occasion) for which the authority referred to in paragraph (a) is conferred by ordinary or special resolution of the company stating the Section 80 amount;

(iii)	“the Section 80 amount” shall for any prescribed period be that stated in the relevant ordinary or special resolution of the company or any increased amount fixed by ordinary resolution of the company;

(iv)	“the Section 89 amount” shall for any prescribed period be that stated in the relevant special resolution of the company; and

(v)	“relevant securities” and “equity securities” shall bear the meanings attributed thereto by Sections 80 and 94 respectively.

(e)	Nothing in this article shall affect any authority or power conferred on the board for the purposes of Section 80 and/or Section 95 prior to the adoption of these articles.

Power to pay commission and brokerage on subscription of shares

13.	In addition to all other powers of paying commissions, the company may pay commissions to persons subscribing or procuring subscriptions for shares in the company, or agreeing to do so whether absolutely or conditionally, in the manner and to the extent permitted by Section 97. The company may also, on any issue of shares, pay such brokerage as may be lawful. Such commission or brokerage may be satisfied in cash or by the allotment and issue of shares paid up fully or in part, or in a combination of cash and the allotment and issue of such shares.

Trusts in relation to shares not to be recognised

14.	Except as required by law, no person shall be recognised by the company as holding any share upon any trust, and (except only as by these articles or by law otherwise provided) the company shall not be bound by or recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or any other right in respect of any share, except an absolute right to the entirety thereof in the holder.

Issue of warrants

15.

(a)	The company may, with respect to fully paid shares, issue share warrants stating that the bearer is entitled to the shares specified therein, and may provide by coupons or otherwise for the payment of future dividends or other moneys on or in respect of the shares included in such share warrants.

(b)	A share warrant shall entitle the bearer thereof to the shares included in it, and the shares may be transferred by the delivery of the share warrant, and the provisions of these articles with respect to transfer and transmission of shares shall not apply thereto. The method or system of sealing (if required) and signature (if any) of warrants shall be as for share certificates under article 16.

(c)	The board shall be at liberty to accept a certificate (in such form and from such person as the board may approve) to the effect that a specified person is shown in the records of the person issuing such certificate as being entitled to the shares comprised in a specified share warrant as sufficient evidence of the facts stated in such certificate, and may treat the deposit of such certificate at such place as is specified from time to time by the board as equivalent to the deposit thereat of the share warrant, and may (inter alia) allot to the person named in such certificate any shares to which the bearer of the share warrant referred to in such certificate may be entitled and the right of the allottee to the allotment shall not, after allotment, be questioned by any person.

(d)	The board may determine, and from time to time vary, the conditions upon which share warrants shall be issued, and in particular (but without limitation) upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed (provided that no new share warrant may be issued to replace one that has been lost unless the board is satisfied beyond reasonable doubt that the original share warrant has been destroyed), upon which (subject as hereinafter provided) the bearer of a share warrant shall be entitled to attend and vote at meetings of the company, and upon which a share warrant may be surrendered and the name of the holder entered in the register in respect of the shares therein specified. Subject to such conditions and to these articles, the bearer of a share warrant shall be subject to the conditions for the time being in force relating to share warrants, whether made before or after the issue of such share warrant.

(e)	Subject to any conditions for the time being in force relating to share warrants and as otherwise expressly provided in these articles, the bearer of a share warrant may at any time deposit the share warrant at such place as the board may from time to time appoint and so long as the share warrant remains so deposited, the depositor shall have the same right of signing a requisition for calling a meeting of the company, of giving notice of intention to submit a resolution to a meeting and of attending and voting, appointing a proxy and exercising the other privileges of a member at any meeting held after the expiration of 48 hours from the time of deposit, as if his or her name were inserted in the register as the holder of the shares included in the deposited share warrant, provided that in the case of a share warrant deposited elsewhere than at any office of the company the depositor shall have obtained from the person with whom the same is deposited a certificate of such deposit in such form as the board may require specifying, inter alia, the share warrants and the number of shares included therein, and shall have lodged the same at such first-mentioned place not less than 48 hours before the time of the meeting at which the depositor desires to attend or to be represented. Not more than one person shall be recognised as a depositor of any share warrant. Every share warrant which shall have been so deposited as aforesaid shall remain so deposited until after the closing of the meeting at which the depositor desires to attend or to be represented.

(f)	Subject to any conditions for the time being in force relating to share warrants and as otherwise expressly provided in these articles, no person shall, as bearer of a share warrant, be entitled to sign a requisition for calling a meeting of the company or give notice of intention to submit a resolution to a meeting or attend or vote or appoint a proxy or exercise any other privilege of a member at a meeting of the company, or be entitled to receive any notices from the company, but the bearer of a share warrant shall be entitled in all other respects to the same privileges and advantages, and shall be subject to the provisions of these articles, as if he or she were named in the register as the holder of the shares included in the share warrant, and he or she shall be deemed to be a member of the company.

C. CERTIFICATES

Form of share certificates and method of execution

16.	Every share certificate shall be issued under the seal (or, in the case of shares on an overseas branch register, an official seal for use in the relevant territory) or signed (whether personally or otherwise and including by facsimile signature, howsoever applied) by a director and the secretary or by two directors. Each certificate shall specify the number and class of shares to which it relates, the amount paid up thereon and the distinguishing numbers (if any) of the shares to which it relates. No certificate shall be issued representing shares of more than one class.

Entitlement to receive share certificates

17.

(a)	Subject to the provisions of article 18, every person whose name is entered as a member in the register shall be entitled without payment to one certificate for all the shares of any one class registered in his or her name. Any certificate or certificates to which any person is entitled hereunder shall (unless the terms of issue of the relevant shares otherwise provide) be delivered:

(i)	in the case of issue, within one month after allotment; or

(ii)	in the case of a transfer of shares (whether fully or partly paid), within one month after lodgment of the relevant instrument of transfer.

Every certificate despatched by the company shall be sent at the risk of the person entitled thereto.

(b)	If and so long as all the issued shares, or all the issued shares of a particular class, in the capital of the company are fully paid up and rank pari passu for all purposes, none of those shares shall bear a distinguishing number. In all other cases each share which is not fully paid up shall bear a distinguishing number.

Maximum number of joint holders

18.	The company shall not be bound to register more than four persons as the joint holders of any share or shares (except in the case of executors or trustees of a member) and in the case of a share held jointly by several persons the company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of joint holders shall be sufficient delivery to all.

Balance share certificates

19.	Where a member has transferred some only of the shares comprised in a share certificate, the old certificate shall be cancelled and a new certificate for the balance of such shares shall be issued in lieu without charge.

Issue of replacement share certificates

20.

(a)	Any two or more certificates representing shares of any one class held by any member may at such member’s request be cancelled and a single new certificate for such shares issued in lieu subject, if the board so requires, to payment of the reasonable out of pocket expenses of the company in providing the same.

(b)	If any member shall surrender for cancellation a share certificate representing shares held by him or her and request the company to issue in lieu two or more share certificates representing such shares in such proportions as he or she may specify, the board may, if it thinks fit, comply with such request upon payment of the reasonable out of pocket expenses of the company in providing the same.

(c)	If a share certificate shall be damaged, defaced, worn out or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject, unless the board otherwise agrees, to delivery up of the old certificate or (if it shall be alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity (if any) and the payment of any exceptional out of pocket expenses of the company in connection with the request as the board may think fit but without any further or other charge.

(d)	In the case of shares held jointly by several persons any such request may be made by any one of the joint holders.

Uncertificated shares

21.	Subject to the statutes, the company may issue shares in uncertificated form and permit the same (whether or not in such form) to be transferred without the production of written forms of transfer or the creation of certificates and the board may from time to time lay down regulations governing such issue and transfer, which regulations shall (to the extent they specify) operate in substitution for the relevant provisions of these articles governing certificates and the transfer of shares.

D. CALLS ON SHARES

Board may make calls

22.	Subject to the provisions of these articles and to the terms of allotment thereof, the board may from time to time make calls upon the members in respect of any moneys unpaid on their shares and each member shall (subject to receiving at least 14 days’ notice in writing specifying the time or times and place of payment) pay to the company at the time or times and place so specified the amount called on his or her shares. A call may at any time before receipt by the company of a sum due thereunder be revoked in whole or in part, and payment of a call may in whole or in part be postponed, as the board may determine. A person upon whom a call is made shall remain liable for calls made upon him or her notwithstanding the subsequent transfer of the shares in respect of which the call was made.

When a call is deemed to be made

23.	A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed and may be required to be paid by instalments.

Liabilities of joint holders

24.	The joint holders of a share shall be jointly and severally liable to pay all calls, instalments, interest and other monies payable in respect thereof.

Interest on unpaid calls

25.	If a sum called in respect of any share or any money payable on a share under the terms of allotment is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 20 per cent. per annum) as the board may determine and interest at that rate shall be payable after as well as before any order of a court. Such person shall also pay all costs, charges and expenses which the company may have incurred or become liable for in seeking payment of, or in consequence of such non-payment of, such call or instalment, but the board shall be at liberty to waive payment of such interest, costs, charges and expenses wholly or in part.

Sums payable on allotment or at any fixed time deemed to be a call

26.	Any sum or non-cash consideration which by the terms of allotment of a share or pursuant to the statutes is or becomes due upon allotment or at any fixed date thereafter whether on account of the nominal amount of the share or by way of premium shall for all the purposes of these articles be deemed to be a call duly made and due on the date on which, by the terms of allotment or pursuant to the statutes, the same becomes due. In the case of non-payment, all the relevant provisions of these articles as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become due by virtue of a call duly made and notified.

Board’s power to differentiate regarding calls

27.	The board may on the issue of shares differentiate between the shares issued as to the amount of calls to be paid and the times of payment.

Payment for shares in advance of calls

28.	The board may, if it thinks fit, receive from any member willing to advance the same all or any part of the money unpaid upon the shares held by such member beyond the sums actually called up thereon as a payment in advance of calls, and such payment in advance of calls shall to that extent extinguish the liability on the shares in respect of which it is advanced. The company may (but shall not be obliged to) pay interest upon the money so received (until and to the extent that such sum would but for such advance become payable) at such rate as the member paying such sum and the board agree upon.

E. FORFEITURE AND LIEN

Service of notice requiring payment of unpaid calls

29.	If a member fails to pay in full any call or instalment of a call before or on the day appointed for payment thereof, the board may at any time thereafter serve a notice in writing on such member (or on the person becoming entitled to the share by transmission on death or bankruptcy or otherwise by operation of law) requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and any costs, charges and expenses incurred by the company by reason of such non-payment.

Contents of notice requiring payment of unpaid calls

30.	The notice shall name a further day (not earlier than 14 days from the date of service thereof) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time and at the place appointed the shares on which the call was made or instalment is payable will be liable to be forfeited.

Forfeiture of shares

31.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all amounts specified in such notice as being due has been received by the company, be forfeited by a resolution of the board to that effect. Such forfeiture shall include all dividends declared on the forfeited share and not actually paid before the forfeiture and any dividends on such share which may have been declared and paid but which have not been claimed by the payee at the date of the resolution of the board by which such share is forfeited. The board may accept the surrender of any share liable to be forfeited hereunder and in such case references in these articles to forfeiture shall include surrender.

Service of notice of forfeiture

32.	When any share has been forfeited, notice in writing of the forfeiture shall be served upon the person who was before the forfeiture the holder of that share (or the person entitled thereto by transmission as aforesaid) and an entry of such notice having been given, and of the forfeiture, with the date thereof, shall be made forthwith in the register opposite the entry in respect of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make such entry as aforesaid.

Forfeited shares to become the company’s property

33.	Upon being forfeited a share shall become the property of the company and at any time thereafter may be sold, re-allotted (subject to the provisions of these articles) or otherwise disposed of, either to the person who was before forfeiture the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the board shall think fit including the remission of the whole or any part of the interest made payable by article 25. At any time before such a sale, re-allotment or disposal the forfeiture may be annulled or cancelled on such terms as the board thinks fit. The board may, if necessary, authorise some person to transfer a forfeited share to any person as aforesaid.

Former holder of forfeited shares remains liable for unpaid calls

34.	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall notwithstanding the forfeiture remain liable to pay to the company all moneys which at the date of forfeiture were presently payable by him or her to the company in respect of the shares, with interest thereon at such rate (not exceeding 20 per cent. per annum) as the board may determine, from the date of forfeiture until payment (after as well as before any order of court), but the board may waive payment of such interest either wholly or in part and the board may enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

Company’s lien on partly paid shares

35.	The company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The company shall also have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a single member for all the debts and liabilities of such member or his or her estate to the company. Such liens shall apply whether before or after notice is given to the company of any equitable or other interest of any person other than the holder or holders of such share, whether the time for payment or discharge of the same shall have arrived or not and notwithstanding that the same are joint debts or liabilities of such holder or his or her estate and any other person whether a member of the company or not; but the board at any time may waive any lien which has arisen and may resolve that any share shall be (or be issued on terms that it is) wholly or in part exempt from the provisions of this article. The company’s lien, if any, on a share shall extend to all dividends or other moneys payable thereon or in respect thereof.

Enforcement of lien by sale and application of proceeds of sale

36.

(a)	The company may sell, in such manner as the board thinks fit, all or any of the shares on which the company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of 14 days after a notice in writing stating and demanding payment of the sum presently payable, and giving notice of intention to sell in default, shall have been given to the holder for the time being of the shares or the person entitled to the shares by reason of the death or bankruptcy of such holder or otherwise by operation of law.

(b)	The net proceeds of such sale, after payment of the costs thereof, shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For giving effect to any such sale the board may authorise some person to transfer the shares sold to the purchaser.

Statutory declaration as evidence of forfeiture or enforcement of lien

37.	A statutory declaration signed by the declarant stating that he or she is a director or the secretary of the company and that a share has been duly forfeited or sold to satisfy a lien of the company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration and the receipt of the company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof, together with the certificate for the share delivered to a purchaser or allottee thereof, shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall be discharged from all calls, interest and expenses (if any) in connection therewith made or incurred prior to such sale, re-allotment or disposal and shall not be bound to see to the application of the consideration (if any) nor shall his or her title to the share be affected by any irregularity or invalidity in the proceedings in relation to the forfeiture, sale, re-allotment or disposal of the share.

F. TRANSFER OF SHARES

Form of transfers

38.	Subject to the provisions of article 21, all transfers of shares shall be effected by transfer in writing in any usual or common form or in any other form which the board may approve.

No registration fees payable

39.	No fee shall be charged on the registration of any instrument of transfer or probate, letters of administration, certificate of death or marriage, power of attorney, stop notice or other instrument relating to or affecting the title to any shares or otherwise for making any entry in the register affecting the title to any shares.

Execution of transfers

40.	The instrument of transfer of a share shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect thereof. In the case of a partly paid share the instrument of transfer must also be executed by or on behalf of the transferee.

Board’s power to refuse to register transfers in certain cases

41.

(a)	The board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of shares (not being fully paid shares).

(b)	The board may also decline to register any transfer of shares to an infant or person in respect of whom an order has been made by any competent court or official on the ground that such person is or may be suffering from mental disorder or is otherwise incapable of managing his or her own affairs.

(c)	If the board declines to register a transfer of any shares, it shall, within two months after the date on which the transfer was lodged with the company, send to the transferee notice in writing of the refusal.

General conditions as to transfer

42.	Subject to the provisions of article 21, the board may also decline to register any instrument of transfer, unless the instrument of transfer:

(a)	is duly stamped (if required by law) and is deposited at the transfer office or such other place as the board may prescribe and is accompanied by the certificate for the shares to which it relates and such other evidence (if any) as the board may reasonably require to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on the transferor’s behalf the authority of that person so to do); and

(b)	is in respect of one class of share only; and

(c)	is in favour of not more than four transferees (except in the case of executors or trustees of a member).

Temporary suspension of the registration of transfers

43.	Subject to the statutes, the registration of transfers of shares or of any class of shares in the capital of the company may be suspended at such times and for such periods as the board may from time to time determine provided always that such registration shall not be suspended for more than 30 days in any calendar year.

Company to retain transfers and power of company to destroy transfers and related documents

44.

(a)	Subject to paragraph (b), all instruments of transfer which are registered, and the certificates for the shares to which they relate, shall be retained by the company, but any instrument of transfer which the board may decline to register shall (except in any case of fraud or suspected fraud) be returned with any accompanying certificate to the person presenting the same.

(b)	Subject as hereinafter provided, the company shall be entitled to destroy:

(i)	all instruments of transfer of shares which have been registered at any time after the expiration of six years from the date of registration thereof;

(ii)	registered share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of three years from the date of such cancellation or cessation;

(iii)	all notifications of change of name or address after the expiration of three years from the date of recording thereof;

(iv)	any other document on the basis of which any entry in the register is made at any time after the expiration of six years from the date when the first entry in the register was made in respect of it;

(v)	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment thereof; and

(vi)	all share warrants and coupons issued under article 15, at any time after the expiration of six years from the date of surrender thereof to the company;

and it shall conclusively be presumed in favour of the company that every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every share certificate, share warrant or coupon so destroyed was a valid and effective document duly and properly cancelled and that every other document so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the company provided that:

(1)	the provisions of this article shall apply only to the destruction of a document in good faith and without notice in writing to the company of any claim (regardless of the parties thereto) to which the document might be relevant;

(2)	nothing herein contained shall be construed as imposing upon the company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (1) above are not fulfilled; and

(3)	references herein to the destruction of any document include references to the disposal thereof in any manner.

Renunciation of allotment permitted

45.	The board may at any time after the allotment of any share but before any person has been entered in the register as the holder recognise a renunciation by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the board may think fit to impose. In this article “allottee” includes provisional allottee and any person in whose favour an allotment has been previously renounced.

G. TRANSMISSION OF SHARES

Surviving joint holders or personal representatives alone recognised upon death of a member

46.	In the event of the death of a member, the survivors or survivor where the deceased was a joint holder, or the legal personal representatives of the deceased where he or she was a sole or only surviving holder, shall be the only persons recognised by the company as having any title to his or her interest in the shares held by such member, but nothing contained in these articles shall release the estate of a deceased member from any liability in respect of any share jointly or solely held by such member.

Person becoming entitled to share by operation of law may be registered

47.	Subject to the provisions of these articles, any person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may upon such evidence as to his or her title being produced as may from time to time be reasonably required by the board, and subject as hereinafter provided, elect either to be registered as holder of the share or to have some person nominated by him or her registered as the transferee thereof.

Person electing to be registered required to notify the company

48.	If the person becoming entitled to a share shall elect to be registered under the provisions of article 47, he or she shall deliver or send to the company a notice in writing signed by him or her stating that he or she so elects. If he or she shall elect to have another person registered, he or she shall testify such election by executing a transfer to such person of such share. All the limitations, restrictions and provisions of these articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member or other event had not occurred and the notice or transfer were a transfer signed by such member.

Rights of persons entitled to a share by transmission

49.

(a)	Save as otherwise provided by or in accordance with these articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall (upon supplying to the company such evidence as the board may reasonably require to show his or her title to the share) be entitled to receive, and may give a good discharge for, any dividends and other moneys payable in respect thereof as if he or she were the registered holder thereof; such person shall also be entitled to all other advantages to which he or she would be entitled if he or she were the registered holder of the share, except that he or she shall not, before being registered as a member in respect of the share, be entitled in respect of it to receive notice of or to attend or vote at meetings of the company or to exercise any rights conferred by membership in relation to meetings of the company; provided that the board may at any time give notice requiring any such person to elect either to be registered or to transfer the share and, if the notice is not complied with within such period (being not less than 42 days) as the board may fix, the company may thereafter:

(i)	withhold payment of all dividends and other moneys payable in respect of the share (but any such action shall not constitute the company a trustee in respect of any such dividends or other moneys) and suspend any other advantages to which such person would otherwise be entitled in respect of the share until the requirements of the notice have been complied with; and/or

(ii)	sell the share at the best price reasonably obtainable in such manner as the board thinks fit and, subject to the provisions of these articles generally, the provisions of paragraph (b) shall apply to such sale.

(b)	To give effect to any sale to be made pursuant to the provisions of this article, the board may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the holder of, or person so entitled by transmission to, such share and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The company shall account to the holder of, or other person so entitled to, such share for the net proceeds of such sale, subject to a demand to account therefor being received by the company within 12 years of the date of such sale, and the company shall be deemed to be his or her debtor, and not a trustee for him or her, in respect of the same. Any moneys not accounted for to the holder of, or other person so entitled to, such share shall be carried to a separate account. Moneys carried to such separate account may either be employed in the business of the company or invested in such investments as the board may from time to time think fit and any profits made thereby and interest or other income earned thereon shall belong to the company which shall have no obligation to account therefor to the holder of, or other person so entitled to, such share.

H. ALTERATIONS OF CAPITAL

Increase, consolidation, sub-division, cancellation and reduction

50.	The company may by ordinary resolution:

(a)	increase its share capital by such sum to be divided into shares of such nominal amounts, and denominated in such currency or currencies, as the resolution shall prescribe; and/or

(b)	consolidate and divide all or any of its share capital into shares of larger nominal amount than its existing shares; and/or

(c)	subject to the provisions of the statutes, sub-divide all or any of its share capital into shares of smaller nominal amount, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights, or be subject to any such restrictions as compared with the others, as the company has power to attach to shares upon the allotment thereof; and/or

(d)	cancel any shares which, at the date of the passing of the resolution, have not been subscribed or agreed to be subscribed by any person, and diminish the amount of its share capital by the amount of the shares so cancelled;

and may by special resolution:

(e)	reduce its share capital or any capital redemption reserve or any share premium account or any other undistributable reserve in any manner authorised by the statutes.

Treatment of any fractional entitlements arising on consolidation

51.	Upon any consolidation of fully paid shares into shares of larger nominal amount the board may settle any difficulty which may arise with regard thereto as it thinks fit and in particular (but without prejudice to the generality of the foregoing) may as between the holders of shares so consolidated determine which shares are consolidated into each consolidated share and in the case of any shares registered in the name of one holder (or joint holders) being consolidated with shares registered in the name of another holder (or other joint holders) may make such arrangements for the allocation, acceptance or sale of the consolidated share or any fractions thereof and for the distribution to the member entitled thereto of any moneys received in respect thereof as may be thought fit and for the purpose of giving effect thereto may appoint some person to transfer the consolidated share or any fractions thereof and to receive the purchase price therefor and any transfer executed in pursuance thereof shall be effective and after such transfer has been registered no person shall be entitled to question its validity.

III. GENERAL MEETINGS

A. MEETINGS AND NOTICES

Annual general meeting

52.	The company shall in each year hold a general meeting as its annual general meeting in addition to any other meetings in that year and shall specify the meeting as such in the notice calling it. Not more than 15 months shall elapse between the date of one annual general meeting of the company and the next. The annual general meeting shall be held at such time and place as the board shall determine.

Extraordinary general meetings

53.	All general meetings other than annual general meetings shall be called extraordinary general meetings. The board may convene an extraordinary general meeting whenever it thinks fit and at such time and place as it shall determine, and extraordinary general meetings shall be convened by the board on requisition in accordance with the statutes.

Length of notice

54.	In the case of an annual general meeting or of a meeting for the passing of a special resolution 21 clear days’ notice at the least, and in any other case 14 clear days’ notice at the least, specifying the place, the day and the hour of meeting, and the general nature of the business to be transacted, shall be given in writing to all members (other than those who under the provisions of these articles or the conditions attaching to the shares held by them are not entitled to receive the notice) and to the auditors for the time being of the company and to every other person who by virtue of the statutes or these articles is entitled to receive notices of meetings of the company. In the case of a general meeting convened for the purpose of considering the passing of a special or extraordinary resolution, the notice shall specify the intention to propose the resolution as a special or extraordinary resolution, as the case may be.

Short notice

55.	A general meeting may be called on shorter notice than that specified in article 54 provided that:

(a)	in the case of an annual general meeting, all the members who are entitled to attend and vote at that meeting so agree; and

(b)	in the case of an extraordinary general meeting, a majority in number of the members having a right to attend and vote at that meeting (being a majority together holding not less than 95 per cent in nominal value of the shares giving that right) so agree.

Notice to state right of member to appoint a proxy

56.	In every notice calling a general meeting of the company there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of such member and that a proxy need not be a member.

Notice to be given of members’ resolutions upon requisition

57.	The board shall on the requisition of members in accordance with the provisions of the statutes, but subject as therein provided:

(a)	give to the members entitled to receive notice of the next annual general meeting notice of any resolution which may properly be moved and is intended to be moved at that meeting; and

(b)	circulate to the members entitled to receive notice of any general meeting, any statement of not more than 1,000 words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

Accidental omission or non-receipt of notice

58.	The accidental omission to give notice of a general meeting to, or the non-receipt of such notice by, any person entitled to receive such notice shall not invalidate the proceedings at any general meeting.

B. PROCEEDINGS AT GENERAL MEETINGS

Quorum

59.	No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Save as in these articles otherwise provided, two members present in person and entitled to vote shall be a quorum for all purposes.

Validity of written resolution of members

59A.	A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effective as if it had been passed at a general meeting duly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more members.

Adjournment or dissolution for lack of quorum

60.	If within 15 minutes from the time appointed for a general meeting a quorum is not present the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such later day and at such time and place as the board or the chairman of the meeting may determine and, if at such adjourned meeting a quorum is not present within 15 minutes from the time appointed for holding the meeting, at least two members present in person or by proxy shall be a quorum.

Chairman of the meeting

61.	The chairman shall be entitled to preside at every general meeting, but if there be no chairman, or if at any meeting the chairman shall not be present within 15 minutes after the time appointed for holding such meeting and willing to preside, the deputy chairman, or if there shall be more than one deputy chairman and more than one be present, then one of such deputy chairmen, selected by agreement between them or in default of agreement by lot, shall be entitled to preside, and if neither the chairman nor any deputy chairman shall be present within 15 minutes as aforesaid and willing to preside, the vice-chairman shall be entitled to preside, or if there shall be more than one vice-chairman and more than one be present, then one of such vice-chairmen, selected by agreement between them or in default of agreement by lot, shall be entitled to preside, and if there be no such chairman, deputy chairman or vice-chairman or if none of them shall be present within 15 minutes as aforesaid and willing to preside, the members present shall choose another director as chairman of the meeting, or if one director only be present he or she shall preside if willing to do so. If no director is present or if all the directors present decline to take the chair, then the members present shall choose one of their number to act as chairman of the meeting.

Adjournment for other reasons

62.	The chairman of the meeting may at any time with the consent of any general meeting at which a quorum is present adjourn the meeting either sine die or to another time and at the same or a different place. When a meeting is adjourned sine die the time and place for any adjourned meeting shall be fixed by the board. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

Notice of adjourned meeting

63.	When a meeting is adjourned for 30 days or more, not less than seven clear days’ notice of the adjourned meeting shall be given. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Chairman’s decision final on procedural matters

64.	The decision of the chairman of the meeting, made in good faith, on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his or her decision, acting in good faith, whether any matter is of such a nature.

Amendments to resolutions

65.	If an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in the ruling. In the case of a resolution duly proposed as a special or extraordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a manifest error) may in any event be considered or voted upon. In the case of a resolution duly proposed as an ordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a manifest error) may be considered or voted upon unless notice of such proposed amendment is given to the office at least 48 hours prior to the time appointed for holding the relevant meeting or adjourned meeting or (in the absence of any such notice) the chairman of the meeting in his or her absolute discretion rules that the amendment is fit for consideration at the meeting.

Resolution decided by show of hands or poll

66.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or upon the declaration of the result of the show of hands a poll is demanded by:

(a)	the chairman of the meeting; or

(b)	any member entitled to vote at the meeting.

Unless a poll is duly demanded (and the demand is not withdrawn), a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously or by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.

Objections to votes and errors in counting votes etc.

67.	If any objection is raised to the counting of, or failure to count, any votes or if any votes shall be counted which ought not to have been counted or might have been rejected or if any votes shall not be counted which ought to have been counted, the objection or error shall not vitiate the resolution unless it be raised or pointed out at the same meeting and it shall in the opinion of the chairman of the meeting be of sufficient magnitude to vitiate the result of the voting. The decision of the chairman of the meeting on such matters shall be final and conclusive.

Manner of and place for taking a poll

68.	Subject to article 71, if a poll is duly demanded it shall be taken in such manner (including the use of ballot or voting papers or tickets) and at such place and at such time as the chairman of the meeting may direct and the chairman of the meeting may appoint scrutineers (who need not be members). The result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

Chairman’s casting vote

69.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote in addition to the vote or votes to which the chairman of the meeting may be entitled as a member or on behalf of any other member.

When a poll has to be taken

70.	A poll on the election of a chairman of the meeting or on a question of adjournment shall if duly demanded be taken forthwith. A poll duly demanded on any other question shall be taken either forthwith or at such later time and place as the chairman of the meeting may direct not being more than 30 days from the date of the meeting at which the poll was demanded.

Notice of a poll

71.	No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

Continuance of other business

72.	The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

Demand for a poll may be withdrawn

73.	A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman of the meeting. If a demand for a poll is so withdrawn:

(a)	before the result of a show of hands is declared, the meeting shall continue as if the demand had not been made; or

(b)	after the result of a show of hands is declared, the demand shall not be taken to have invalidated the result of that show of hands.

Directors entitled to attend and speak at general meetings

74.	Each director (or, in the absence of a director, his or her alternate director, if any) shall be entitled to attend and speak at any meeting of the company.

C. VOTES OF MEMBERS

Voting rights

75.	Subject to any special rights or restrictions as to voting attached to any shares by or in accordance with these articles or their terms of issue (including, without limitation, the dollar preference shares), on a show of hands every member who (being an individual) is present in person or by proxy or (being a corporation) is present by a duly authorised representative at any meeting of the company and entitled to vote shall have one vote and on a poll every member present in person or by proxy or (being a corporation) by duly authorised representative and entitled to vote shall have one vote for every £1 of nominal capital held by such member.

Voting by joint holders

76.	In the case of joint holders of a share, any one of such holders may vote at any meeting of the company either in person or by proxy in respect thereof as if he or she were the sole holder thereof, but the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the share.

Voting on behalf of member incapable of managing own affairs

77.	A member in respect of whom an order has been made by any competent court or official on the ground that such member is or may be suffering from mental disorder or is otherwise incapable of managing his or her own affairs may vote, whether on a show of hands or on a poll, by any person authorised in such circumstances to do so on his or her behalf and such person may on a poll vote by proxy, provided that evidence to the satisfaction of the board of the authority of the person claiming to exercise the right to vote shall have been deposited at the transfer office or at such other place within the United Kingdom as is specified in the notice convening the meeting not later than the last time by which an instrument of proxy had to be delivered in order to be valid for use at that meeting or on the holding of that poll, and in default the right to vote shall not be exercisable.

Member need not cast his or her votes all in same way

78.	On a poll, a member entitled to more than one vote need not, if such member votes, use all his or her votes or cast all the votes he or she uses in the same way.

Execution of an instrument of proxy

79.	The instrument appointing a proxy shall be in writing signed by the appointor or the appointer’s duly authorised agent or, if the appointor is a corporation, executed in accordance with Section 36A or signed on its behalf by a duly authorised officer or agent. The board may, but shall not be bound to, require evidence of the authority of any such officer or agent. The signature on such instrument need not be witnessed. A proxy need not be a member. If more than one proxy is so appointed, the instrument appointing each such proxy shall specify the shares held by the member in respect of which each such proxy is to vote. If two or more valid but differing instruments of proxy are delivered in respect of the same share for use at the same meeting or poll, the one which is last received by the company (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards such share and if the board is unable to determine which was last received, none of them shall be treated as valid in respect of that share.

Deposit of instrument of proxy - duration of validity of instrument of proxy

80.

(a)	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is executed, or a copy of such power or authority certified notarially or in some other way approved by the board, shall be deposited at the transfer office, or at such other place within the United Kingdom as is specified in the notice convening the meeting or in the instrument of proxy issued by the company in relation to that meeting, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than 24 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid. An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not, however, require again to be delivered in relation to any subsequent meeting to which it relates.

(b)	No instrument appointing a proxy shall be valid after the expiration of six months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within six months from such date.

(c)	Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned, in which event the attendance of the member at the meeting or the poll shall forthwith revoke the authority of the proxy in relation to that meeting or poll.

Instrument of proxy

81.

(a)	An instrument of proxy may be in any usual or common form or in such other form as the board shall approve.

(b)	The instrument of proxy shall confer authority on the proxy, unless otherwise instructed in the instrument, to vote in such way, or to abstain from voting, as the proxy thinks fit on any resolution (including amendments to resolutions) put to a meeting for which the instrument of proxy is valid. The instrument of proxy shall also be deemed to confer authority on the proxy to demand or join in demanding a poll (and for the purposes of article 66 a demand for a poll by a proxy shall be the same as a demand by the member who appointed the proxy). The instrument of proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

Board to send out instruments of proxy to all members

82.	The board may determine to send, by post or otherwise, to the members entitled to be sent notice of a meeting and to vote thereat instruments of proxy (with or without stamped envelopes or other pre-paid or similar postal facilities for their return) for use at any meeting of the company, either in blank or nominating in the alternative to act as proxy any one or more of the directors or any other person. The accidental omission to send such an instrument to, or the non-receipt thereof by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings of that meeting.

Validity of acts of proxy and duly authorised representative

83.	A vote given or a poll demanded by a person duly appointed as a proxy or by a duly authorised representative of a corporation in accordance (in either case) with the terms of his or her appointment shall be valid notwithstanding the principal having previously ceased to have the right or ability to exercise the right to vote or the previous determination of the authority of the person voting or demanding a poll, provided that no intimation in writing of such cessation or determination shall have been received by the company at the transfer office at least one hour prior to the commencement of the meeting or adjourned meeting at which the instrument of proxy is used (or, in the case of a poll to be taken at an appointed time after the meeting, before such time).

D. CORPORATIONS ACTING BY REPRESENTATIVES

A corporate member may appoint a representative

84.	Any corporation which is a member of the company may, by authority given in accordance with Section 36A or signed by a duly authorised officer, authorise such person as it thinks fit to act as its representative at any meeting of the company. The person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual member of the company personally present at such meeting and a corporation so represented shall for the purposes of these articles be deemed to be present in person at such meeting. The secretary, any director or the board may (but is not bound to do so) require such evidence as he or she or it thinks fit of the authority of the representative to act.

IV. DIRECTORS

A. NUMBER AND REMUNERATION OF DIRECTORS

Number of directors

85.	The number of directors (disregarding alternate directors) shall not be less than five.

No directors’ share qualification

86.	A director shall not be required to hold any shares in the company by way of qualification.

Directors’ fees

87.	Each of the directors (including the chairman, each deputy chairman and each vice chairman) may be paid a fee at such rate as may from time to time be determined by the board provided that the ordinary remuneration of the directors (other than the chairman, each deputy chairman and each vice chairman) shall not exceed £15,000 per annum in any one case or such higher amount as may from time to time be decided by the board. Such fees shall accrue from day to day and in the case of any director shall, unless and to the extent that the board otherwise determines, be independent of any remuneration to which such director may be entitled under any other provision of these articles or in respect of any other office or appointment under the company or any other company in which the company may be interested.

Remuneration for extra services

88.	If any director shall devote to the business of the company or any other company in which the company may be interested either his or her whole time and attention, or more of his or her time and attention than in the opinion of the board would usually be so devoted by a person holding such office, or shall undertake or perform any duties or services other than those which, in the opinion of the board, would usually be undertaken or performed by a person holding such office, or shall be called upon to perform and shall perform extra services or make any special exertions for any of the purposes of the company or any other company in which the company may be interested, or shall serve on any committee, then and in any of such cases the board may remunerate the director concerned either by a fixed sum, annual or otherwise, or in such other manner (including, but without limitation, the payment of or arrangements for the purpose of providing any pension or other retirement allowance or gratuity) as shall be determined by the board, and such remuneration may at the discretion of the board be either in addition to or in substitution for all or any part of any other remuneration to which such director may be entitled under these articles.

Reimbursement of expenses

89.	The board may repay to any director all such travelling, hotel and other expenses as he or she may properly incur in attending and returning from meetings of the board or of any committee of the board or meetings of the company or otherwise in or about the business of the company.

B. INTERESTS OF DIRECTORS

Director may hold other positions under and may act in professional capacity for the company

90.

(a)	A director may hold any office or place of profit under the company (other than the office of auditor to the company or to any other member of the group) in conjunction with his or her office of director upon such terms as the board may determine and may receive such remuneration in addition to any other remuneration receivable by the director as the board may think fit.

(b)	A director or any firm in which he or she is interested may act in a professional capacity for the company (otherwise than as auditor to the company or to any other member of the group) and the director or such firm shall be entitled to remuneration upon such terms as the board may think fit for such services as if he or she were not a director. In this article, “firm” includes any company.

Director may hold positions with other companies

91.	A director may continue to be or become a director or other officer of, or employee or member of, or otherwise interested in, any other company in which the company may be interested, and (save as the board may otherwise determine) no such director shall be accountable for any remuneration or other benefits received by him or her as a director, officer, employee or member of or from his or her other interest in such other company.

The board may exercise the voting powers conferred on the company in relation to any other company in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing all or any members of the board as directors or other officers or employees of, or holders of any places of profit under, such other company, and voting or providing for the payment of remuneration to the directors or other officers or employees of such other company.

Director may be interested in any contract

92.	Subject as provided in the statutes, no director or intending director shall be disqualified by his or her office from contracting with the company, or any other company in which the company may be interested, either with regard to such director’s tenure of any such other office or place of profit or services as are referred to in article 91 or 92 or as customer, vendor, purchaser or in any other manner whatsoever, nor shall any such contract, or any contract, transaction or arrangement entered into by or on behalf of the company, or any other company in which the company is interested, in which the director is in any way, whether directly or indirectly, interested be liable to be avoided, nor shall any director so contracting or being so interested be liable to account to the company for any profit realised by any such contract, transaction or arrangement by reason of such director holding that office or of the fiduciary relationship thereby established.

Director to declare interest in contract with company

93.	A director who is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the company shall declare the nature of his or her interest in accordance with the provisions of the statutes.

Restriction on voting - matters upon which a director may vote

94.

(a)	Save as otherwise provided by this article, a director shall not vote at any meeting of the board (and if such director shall do so his or her vote shall not be counted) in respect of any contract, transaction, arrangement or proposal in which he or she has an interest which (together with any interest of any person connected with him or her) is a material interest (otherwise than by virtue of an interest in shares, debentures or other securities of, or otherwise in or through, the company) or in relation to which he or she has a duty which conflicts or may conflict with the interests of the company, nor shall he or she be counted for the purposes of any resolution regarding the same in the quorum present at the meeting. Provided that (in the absence of any material interest other than is indicated below) a director may vote and be counted in the quorum in respect of any resolution concerning any of the following matters, namely:

(i)	any contract, transaction, arrangement or proposal for giving to such director any security, guarantee or indemnity in respect of money lent by him or her to, or obligations incurred by him or her or by any other person at the request or for the benefit of, the company or any other member of the group;

(ii)	any contract, transaction, arrangement or proposal for the giving by the company of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the company or any other member of the group for which such director has personally assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of or agreement to give security;

(iii)	any contract, transaction, arrangement or proposal giving to such director any security, guarantee or indemnity in respect of any liability to any person which may be incurred by such director in the performance of his or her duties as a director or other officer or employee of the company or any other member of the group, or for the purchase or renewal for such director of insurance against any liability;

(iv)	the subscription or purchase by him or her of shares, debentures or other securities of the company pursuant to an offer or invitation to members or debenture holders of the company, or any class of them, or to the public or any section of the public;

(v)	any contract, transaction, arrangement or proposal by such director to underwrite or sub-underwrite (alone or with others) any shares, debentures or other securities of the company or any other member of the group;

(vi)	any contract or arrangement with or concerning any other company (not being a company in which such director owns one per cent. or more within the meaning of paragraph (b)) in which such director is interested as an officer or creditor of that company or as a holder of shares or other securities;

(vii)	any proposal concerning the adoption, modification, operation, suspension or cancellation of any superannuation fund or retirement, death or disability benefits scheme under which such director may benefit or of any employees’ share scheme being a scheme for encouraging or facilitating employees (including directors) of the company or any other member of the group to acquire shares, debentures or other securities of the company or any other member of the group, provided that any such fund or scheme does not accord to any director as such any privilege or advantage not generally accorded to the employees to whom the fund or scheme relates;

(viii)	any other arrangement for the benefit of employees of the company or any other member of the group under which such director benefits or stands to benefit in a similar manner to the employees concerned and which does not accord to any director as such any privilege or advantage not generally accorded to the employees to whom the arrangement relates.

(b)	For the purposes of this article, a company shall be deemed to be a company in which a director owns one per cent. or more if and so long as (but only if and so long as) such director (together with persons connected with him or her) is, directly or indirectly, the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of such company or of the voting rights available to members of such company. Provided that for the purposes of this paragraph there shall be disregarded any shares held by a director as bare or custodian trustee or by virtue of his or her being a personal representative of any estate, any shares comprised in a trust in which the director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof and any interest which the director has by virtue of holding units in an authorised unit trust scheme, a recognised scheme or a UCITS (in each case, as defined in Section 220(1)).

(c)	Where a company in which a director owns one per cent. or more is materially interested in a contract, transaction, arrangement or proposal then such director shall also be deemed to be materially interested therein.

(d)	Subject to the provisions of paragraph (e), a director shall not vote or be counted in the quorum on any resolution concerning his or her own appointment as the holder of any office or employment with or place of profit under the company or any other company in which the company is interested, including fixing or varying the terms of his or her appointment or the termination thereof.

(e)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more directors to offices or employments with or places of profit under the company or any other company in which the company is interested, such proposals may be divided and considered in relation to each director separately, and in such cases each of the directors concerned (if not debarred from voting under paragraph (a)) shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his or her own appointment.

(f)	If any question shall arise at any meeting of the board as to the materiality of a director’s interest or as to the entitlement of any director to vote or be counted in the quorum, such question shall be referred to the chairman of the meeting (or, if the director concerned is the chairman of the meeting, to the other directors at the meeting) and the chairman of the meeting’s ruling in relation to any director other than himself or herself (or, as the case may be, the ruling of the majority of the other directors in relation to the chairman of the meeting) shall be final and conclusive, except in a case where the nature or extent of the interest of the director concerned as known to such director has not been fairly disclosed.

(g)	Subject to the statutes, the company may by ordinary resolution suspend or relax the provisions of this article to any extent (in respect of any particular contract, transaction, arrangement or proposal) or ratify any particular contract, arrangement or transaction carried out in contravention of this article.

C. VACATION OF OFFICE OF DIRECTOR

When office of director to be vacated

95.	The office of a director shall be vacated in any of the following events, namely:

(a)	if such director shall become prohibited by law from acting as a director; or

(b)	if such director shall resign his or her office by notice in writing sent to or deposited at the office or shall tender his or her resignation and the board shall resolve to accept the same; or

(c)	if such director becomes bankrupt, has a receiving order made against him or her or makes any arrangement or composition with his or her creditors generally; or

(d)	if such director is, or may be, suffering from mental disorder and either:

(i)	is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960 or, in any other jurisdiction, in pursuance of an application or otherwise under similar legislation; or

(ii)	an order is made in respect of him or her by any competent court or official on the ground that such director is or may be suffering from mental disorder or is otherwise incapable of managing his or her own affairs; or

(e)	if such director shall be absent from meetings of the board for a continuous period of six months without special leave from the board and his or her alternate director (if any) shall not during such period have attended in his or her stead; or

(f)	if such director ceases to be a director on account of age by virtue of Section 293; or

(g)	if such director is removed from office by a resolution of the board in favour of which at least five-sixths of the total number of directors for the time being shall have voted.

D. APPOINTMENT AND RETIREMENT OF DIRECTORS

No retirement by rotation

96.	No director shall be required to retire from office at any annual general meeting by rotational retirement.

Appointment by majority shareholder(s)

97.	The holder or holders of a majority in nominal value of such part of the issued share capital of the company as confers the right to attend and vote at any general meeting of the company may, at any time or from time to time by notice in writing (signed by, in the case of a corporate body, any of its directors or its duly authorised attorney) left at or sent to the transfer office, remove any director from office (notwithstanding any claim such director may have for damages for breach of any agreement between himself or herself and the company) or appoint any person to be a director. The foregoing provisions of this article are without prejudice to any special right conferred on the holders of any series of the dollar preference shares or any other class of shares by the terms of issue thereof to appoint one or more directors.

Restriction on election of two or more directors by single resolution

98.	A resolution for the election of two or more persons as directors by a single resolution shall not be moved at any general meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

Persons eligible for election as directors

99.	No person shall, unless recommended by the board for election, be eligible for election as a director at any general meeting unless not less than seven nor more than 42 days before the day appointed for the meeting there shall have been received by the secretary at the office notice in writing signed by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of such member’s intention to propose such person for election and also notice in writing signed by the person to be proposed of his or her willingness to be elected, such notice of willingness to be elected not having subsequently been withdrawn.

Removal of directors by ordinary resolution

100.	The company may, in accordance with and subject to the provisions of the statutes, by ordinary resolution of which special notice has been given remove any director from office notwithstanding any provisions of these articles or of any agreement between the company and such director, but without prejudice to any claim such director may have for damages for breach of any such agreement, and elect another person in place of a director so removed from office. In default of such appointment the vacancy arising upon the removal of a director from office may be filled by the board as a casual vacancy.

Board’s power to appoint directors

101.	The board shall have the power at any time and from time to time to appoint any person to be a director either to fill a casual vacancy or as an additional director.

E. ALTERNATE DIRECTORS

A director may appoint an alternate - powers of alternate - revocation of appointment of alternate - remuneration of alternate

102.

(a)	Any director (other than an alternate director) may at any time appoint any other director or appoint any other person willing to act (whether a member of the company or not) to be such director’s alternate; and every such alternate shall (subject to giving to the company an address either within or outside the United Kingdom at which notices may be served, including by facsimile or telex, upon him or her) be entitled (during any period of absence which his or her appointor has notified in writing to the company at the office) to notice of meetings of the board, and of all committees of which the appointing director is a member, as if such alternate were a director and to attend and vote as a director at any such meeting at which the appointing director is not personally present and generally at such meeting to have and to perform all the functions of his or her appointor as a director in the appointor’s absence (other than the power to appoint an alternate of the director appointing him or her) and so that for the purposes of the proceedings at such meeting the provisions of these articles shall apply as if he or she were a director Provided that such appointment of any person not being a director shall be effective only upon its being approved by the board.

(b)	The board may at any time revoke the appointment of an alternate director. A director may at any time revoke the appointment of an alternate appointed by him or her, and appoint another person in his or her place (subject always to the proviso to paragraph (a)), and if a director shall die or otherwise cease to hold the office of director the appointment of his or her alternate shall thereupon cease and determine.

(c)	Any appointment or revocation by a director under this article shall be effected by notice in writing to the company at the office executed by the appointor or in any other manner approved by the board.

(d)	Every such alternate shall be an officer of the company, shall alone be responsible to the company for his or her own acts and defaults and shall not be deemed to be the agent of the director appointing him or her.

(e)	The remuneration of any such alternate shall be payable out of the remuneration payable to the director appointing him or her, and shall consist of such portion (if any) of the last-mentioned remuneration as shall be agreed between them. The alternate shall, however, be entitled to be paid his or her expenses and to be indemnified by the company to the same extent as the director appointing him or her.

(f)	Every person acting as an alternate director shall have one vote for each director for whom he or she acts as alternate, in addition to his or her own vote if he or she is also a director. Execution by an alternate director of any resolution in writing of the board or a committee of the board shall, unless the notice of appointment provides to the contrary, be as effective as execution by the appointor.

F. PROCEEDINGS OF THE BOARD

Conduct and convening of board meetings

103.	The board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes, and in the case of an equality of votes the chairman of the meeting shall have a second or casting vote. The chairman or any two directors may, and the secretary on the requisition of the chairman or any two directors shall, at any time summon a meeting of the board. Notice of a board meeting shall be deemed to be properly given to a director if it is given to him or her personally or by word of mouth or sent in writing to him or her at his or her last known address or any other address given by him or her to the company for this purpose. A director absent or intending to be absent from the United Kingdom may request that notices of board meetings shall during his or her absence be sent in writing to him or her at an address given by him or her to the company for this purpose, but such notices need not be given any earlier than notices given to directors not so absent and if no such request is made it shall not be necessary to give notice of a board meeting to any director who is for the time being absent from the United Kingdom. Any director may prospectively or retrospectively waive the right to receive notice of any meeting of the board. Failure to give notice of a board meeting to a director shall not invalidate the proceedings at that meeting, provided that reasonable efforts are made to give notice to all directors entitled to receive notice.

Quorum

104.	The quorum necessary for the transaction of the business of the board may be fixed by the board and unless so fixed at any other number shall be five. Subject to the provisions of these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

Telephone meetings

105.

(a)	A meeting of the board may consist of a conference between directors some or all of whom are in different places provided that each director who participates is able:

(i)	to hear each of the other participating directors addressing the meeting; and

(ii)	if he or she so wishes, to address all of the other participating directors simultaneously, whether directly, by conference telephone or by any other form of communications equipment (whether in use when these articles are adopted or developed subsequently) or by a combination of such methods. Each director so participating in a meeting shall be deemed to be “present” at such meeting for the purpose of these articles.

(b)	A quorum is deemed to be present if those conditions are satisfied in respect of at least the number of directors required to form a quorum.

(c)	A meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates.

Validity of written resolution of directors

106.	A written resolution signed by all the directors entitled to receive notice of a meeting of the board (provided that number would be sufficient to constitute a quorum) shall be as effective as a resolution passed at a meeting of the board duly convened and held, and may consist of one document or several documents in the like form each signed by one or more of the directors concerned. For the purposes of this article, any signature may be affixed to a facsimile copy of the resolution and any written resolution shall be valid upon the company receiving the original or a facsimile copy of the document or documents containing each of the said signatures.

Continuing directors may act

107.	The continuing directors may act notwithstanding any vacancies in their body, but if and so long as the number of directors is reduced below the minimum number fixed by these articles the continuing directors or director may act for the purpose of filling up such vacancies or of summoning general meetings of the company, but not for any other purpose, and may act for either of such purposes whether or not the number of directors is reduced below the number fixed by or in accordance with these articles as the quorum for board meetings. If there be no directors or director able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

Appointment of chairman, deputy chairman and vice-chairman

108.	The board may from time to time elect from its own number a chairman, one or more deputy chairmen and one or more vice-chairmen, but so that the total number of deputy chairmen and vice-chairmen shall not at any time exceed six. The board may determine the period for which such officers are respectively to hold office and, notwithstanding such determination, may from time to time remove any such officer from office.

Chairman of board meetings

109.	The chairman shall preside at all meetings of the board, but if at any time there is no chairman or if at any meeting the chairman be not present, the deputy chairman, or if there are two or more deputy chairmen present, then one of such deputy chairmen (selected by agreement between them or in default of agreement by lot) shall preside, or if at any meeting neither the chairman nor any deputy chairman be present, the vice-chairman, or if there are two or more vice-chairmen present, then one of such vice-chairmen (selected by agreement between them or in default of agreement by lot) shall preside. In the event that there be no chairman, deputy chairman or vice-chairman or if none of them is present within five minutes from the time appointed for holding the meeting, then the directors present shall choose one of their number to be chairman of the meeting.

Executive directors

110.	The board may from time to time appoint any one or more of the directors to any executive office or employment with the company with such title and on such terms as to remuneration, pension and otherwise and with such of the powers exercisable by the board as it may think fit and (subject to the provisions of the statutes) for such period as the board may determine and, subject to the terms of any agreement entered into in any particular case, may at any time revoke any such appointment or vary the terms thereof. A director so appointed shall, subject to the terms of any agreement between such director and the company, be subject to the same provisions as to retirement or removal as the other directors and, without prejudice to any claim for damages or compensation to which such director may be entitled, his or her appointment shall be automatically determined if he or she ceases from any cause to be a director.

Board may confer upon a director any of its powers

111.	The board may entrust to and confer upon any director any of the powers exercisable by it as such upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with or to the exclusion of its own powers, and may from time to time (subject to the terms of any agreement entered into in any particular case) revoke, withdraw, alter or vary all or any of such powers.

Delegation to board committees and certain subsidiaries

112.

(a)	The board may delegate all or any of its powers, authorities, discretions and functions to any committee or committees on such terms and conditions as it may think fit. Any such committee may consist of one or more members of the board, and the board shall also be entitled to appoint such other person or persons as it considers expedient to a committee but so that the majority at least of the members of any such committee shall consist of directors and no resolution of the committee shall be effective unless a majority of the members of the committee present at the relevant meeting consists of directors.

(b)	The board may also delegate all or any of its powers, authorities, discretions and functions to a wholly-owned subsidiary (whether direct or indirect) of the company for such period and on such terms and conditions as the board may determine.

(c)	Any such committee or subsidiary shall in the exercise of the powers, authorities, discretions and functions so delegated conform to any regulations which may from time to time be imposed by the board.

(d)	The board may authorise any such committee or subsidiary to sub-delegate all or any of the powers, authorities, discretions and functions delegated to it and the board may at any time dissolve any such committee or revoke, vary or suspend any delegation made to any such committee or subsidiary.

(e)	In so far as any power, authority, discretion or function is delegated to a committee or subsidiary, any reference in these articles to the exercise or performance by the board of the power, authority, discretion or function so delegated shall be read and construed as if it were a reference to the exercise or performance thereof by such committee or subsidiary.

(f)	Any such delegation may be collateral with or to the exclusion of the powers, authorities, discretions or functions which are the subject of the delegation.

Proceedings of committees

113.	The meetings and proceedings (including without limitation the conduct of business by a telephone meeting or by written resolution) of any such committee consisting of two or more members shall be governed by the provisions of these articles regulating the meetings and proceedings of the board, so far as the same are applicable and are not superseded by any regulations made by the board under article 112.

Acts of board or committee valid notwithstanding disqualification

114.	All acts done by any meeting of the board, or of a committee of the board, or by any person acting as a director or a member of such committee, shall as regards all persons dealing in good faith with the company, notwithstanding that there was some defect in the appointment or continuance in office of any member of the board or such committee or person acting as aforesaid, or that any such member or person was disqualified or had vacated office, or was not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or a member of such committee and had been entitled to vote.

G. GENERAL POWERS OF THE BOARD

Management of company’s business vested in board

115.	The business of the company shall be managed by the board, which may exercise all such powers of the company as are not by the statutes or by these articles required to be exercised in general meeting, subject nevertheless to the provisions of the statutes and of these articles and to such regulations as may be prescribed by the company by special resolution; but no alteration of these articles or regulations so prescribed by the company shall invalidate any prior act of the board which would have been valid if such alteration or regulation had not been made. The general powers given by this article shall not be limited or restricted by any special authority or power given to the board by any other article.

Local management

116.

(a)	The board may establish such subsidiaries, branch banks, divisional, departmental or local boards, managing committees or agencies for conducting or managing any of the affairs of the company in any part of the world as the board may from time to time consider fit, and for that purpose the board may cause to be promoted any subsidiary and may make all necessary or desirable arrangements for the control and financing of such subsidiary and for the guaranteeing of its contracts and obligations.

(b)	The board may also appoint any persons (whether directors or not) to be members of such boards or committees and may appoint any such persons to be regional directors, local directors, managers, agents or representatives and may fix the remuneration of any persons so appointed.

(c)	The board may delegate to any such subsidiary, branch, bank, board, managing committee, regional director, local director, manager, agent or representative any of the powers authorities and discretions vested in the board on such terms and conditions as the board may think fit.

(d)	The board may authorise the members of any such boards or managing committees to fill any vacancies therein, and to act notwithstanding vacancies.

(e)	The board may authorise any such boards or managing committees to sub-delegate all or any of the powers, authorities, discretions and functions delegated to it and the board may at any time dissolve any such board or managing committee or revoke, vary or suspend any delegation made to any such board or managing committee.

Associate directors

117.	The board may from time to time appoint any person to any office or employment with the company having a designation or title including the word “director” or to attach to any existing office or employment such a designation or title and may at any time terminate any such appointment or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not (save in the case of any person appointed a director by the board under article 101 or by the company under article 100 or appointed as such under article 97) imply that the holder thereof is a director of the company nor shall such holder, by virtue of such appointment, be empowered in any respect to act as a director or be entitled to attend or vote at any meeting of the board or be deemed to be a director for any of the purposes of these articles.

Board’s borrowing powers

118.	The board may exercise all the powers of the company to borrow money, and to mortgage or charge its undertaking, and all or any part of its property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the company or of any third party.

Appointment of attorneys

119.	The board may from time to time and at any time by power of attorney or otherwise appoint any person (whether an individual or otherwise) and whether nominated directly or indirectly by the board to be the attorney or agent of the company for such purposes and with such powers, authorities, discretions and functions (not exceeding those vested in or exercisable by the board under these articles) and for such period and subject to such conditions as it may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the board may think fit and may also authorise any such attorney or agent to sub-delegate all or any of the powers, authorities, discretions and functions vested in that attorney or agent.

Overseas branch registers

120.	Subject to and to the extent permitted by the statutes, the board may cause to be kept in any territory outside the United Kingdom an overseas branch register of members resident in such territory, and the board may make and vary such regulations as it may think fit with regard to the keeping of any such register.

Execution of certain instruments

121.	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for monies paid to the company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons as may be appointed for the purpose by or on behalf of the board.

Company not to make loans, quasi-loans or enter into credit transactions with directors or shadow directors or connected persons

122.	Save as permitted by the statutes, the board shall not:

(a)	make a loan or a quasi-loan to or enter into a credit transaction as a creditor for a director (including a shadow director) of the company or any person connected with such a director; or

(b)	enter into any guarantee or provide security in connection with a loan or quasi-loan or credit transaction made by any person to or for such a director or person so connected; or

(c)	take part in any arrangement whereby another person enters into such a transaction in return for a benefit from the company or any subsidiary; or

(d)	arrange for the assignment to it of any rights, obligations or liabilities of any such loan or quasi-loan to such a director or person so connected.

For the purposes of this article the expressions “quasi-loan”, “credit transaction” and “shadow director” shall have the meanings ascribed to them in Sections 331(3), 331(7) and 741(2) respectively.

Pension and superannuation funds - employees’ share schemes - charitable subscriptions

123.	The board may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds or any share option, share incentive or share acquisition schemes or any profit sharing schemes or funds or trusts financed or contributed to by the company for the benefit of, and may give or procure the giving of donations, gratuities, pensions, allowances, disability benefits or emoluments to (or to any person in respect of), any persons who are or were at any time in the employment or service of the company, or of any other member of the group, or who are or were at any time directors or officers of the company or of any other member of the group and hold or have at any time held any salaried employment or office in the company or such other company, and the wives, husbands, widows, widowers, families and dependants of any such persons, and also may establish and subsidise or subscribe to any institution, association, club or fund calculated to be for the benefit of or to advance the interests and well-being of the company or of any other member of the group, or of any such person as aforesaid, and may make payments for or towards the insurance of any such persons as aforesaid, and subscribe or guarantee money for any charitable or benevolent objects or for any exhibition, or for any public, general or useful object and do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

Power to make provision for employees

124.	The board is hereby authorised to sanction (by resolution of the board) the exercise of any power conferred upon the company by Section 719.

H. MINUTES AND RECORDS

Minutes and records

125.

(a)	The board shall cause minutes to be made of:

(i)	all appointments of officers made by the board; and

(ii)	the names of the directors and any alternate directors and any person other than directors present at each meeting of the board or any committee of the board; and

(iii)	all resolutions and proceedings at all meetings of the company, of the board and of committees of the board.

Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings took place or by the chairman of the next succeeding meeting, shall be evidence of the proceedings.

(b)	Any register, index, minute book, book of account or other book required by these articles or the statutes to be kept by or on behalf of the company may be kept either by making entries in bound books or by recording them in some other form including the use of computer storage facilities so long as the recording is capable of being reproduced in a legible form. In any case in which bound books are not used, the board shall take adequate precautions for guarding against falsification and for facilitating its discovery.

I. SECRETARY

Appointment of and acts of the secretary

126.

(a)	The secretary shall be appointed by the board for such term, at such remuneration and upon such conditions as it may think fit; and any such secretary so appointed may be removed by the board, but without prejudice to any claim which such secretary may have against the company. If thought fit the board may appoint two or more persons to the office of secretary.

(b)	No person shall be appointed to the office of secretary unless he or she is duly qualified or eligible under one or more of the categories specified in Section 286.

(c)	The board may, at any time and from time to time, appoint one or more persons qualified or eligible under one or more of the categories specified in Section 286 to be deputy and/or assistant secretary at such remuneration and on such terms as it may think fit and anything required or authorised to be done by or to the secretary may be done by or to any deputy and/or assistant secretary so appointed; and any deputy or assistant secretary may be removed by the board, but without prejudice to any claim which such deputy or assistant secretary may have against the company.

J. THE SEALS

Custody and use of the seals

127.	The board shall provide for the safe custody of the seal and any securities seal, each of which shall be used and affixed in accordance with regulations made by the board.

Use of the official seal

128.	The company may exercise all the powers conferred by the statutes with regard to having an official seal for use abroad and such powers shall be vested in the board.

K. AUTHENTICATION OF DOCUMENTS

Authentication of documents by a director, secretary or any other person appointed by the board

129.	Any director or the secretary or any other person appointed by the board for the purpose shall have power to authenticate any documents affecting the constitution of the company and any resolutions passed or adopted by the company or the board or any committee of the board, and any books, records, documents and accounts relating to the business of the company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the office the local manager or other officer of the company having custody thereof shall be deemed to be a person appointed by the board as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the company or of the board or any committee of the board which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of proceedings at a duly constituted meeting.

V. DIVIDENDS AND DISTRIBUTIONS

Declaration of dividends

130.	The company in general meeting may by ordinary resolution declare dividends to be paid to the members according to their rights and interests in the profits but no dividend shall be payable in excess of the amount recommended by the board.

Calculation and currency of dividends

131.	Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide:

(a)	all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but, for the purposes of this article, no amount paid on a share in advance of calls shall be treated as paid on the share; and

(b)	dividends may be declared or paid in any currency. The board may agree with any member that dividends which may at any time or from time to time be declared or become due on his or her shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the company, the member or any other person to bear any costs involved.

Interim and other dividends

132.	If and so far as in the opinion of the board the distributable reserves of the company justify such payments, the board may pay dividends (whether fixed or calculated by reference to a specified formula or procedure) on any class of shares carrying such a dividend on such dates as may be prescribed for the payment thereof (whether such dates are fixed or determined or to be determined in accordance with a specified procedure). Subject as aforesaid, the board may also from time to time pay one or more dividends (as interim or final dividends) on shares of any class of such amounts and on such dates and in respect of such periods as it thinks fit.

Dividend may be declared by reference to record date

133.	Where any dividend is declared by the company in general meeting by ordinary resolution pursuant to article 130, or is determined to be paid by resolution of the board passed in accordance with article 132, the ordinary resolution or (as the case may be) the resolution of the board may provide that such dividend shall be payable to the members (or to any class of members) registered as such on or as at any such date as the resolution may specify, and (without prejudice to the generality of the foregoing) any date so specified may be either before or after that upon which the resolution is passed, and may be before the date upon which such dividend is to be actually paid.

No dividend to bear interest

134.	No dividend or other monies payable on or in respect of a share shall bear interest as against the company.

Power to deduct from dividends any unpaid debts

135.	The board may deduct from any dividend or other monies payable to any member on or in respect of a share all sums of money (if any) presently payable by such member to the company on account of calls or otherwise in respect of shares in the company.

Power to satisfy lien out of dividends

136.	The board may retain any dividend or other monies payable on or in respect of a share on which the company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

Treatment of unclaimed dividends etc.

137.	The payment by the board of any unclaimed dividend or other monies payable on or in respect of a share into a separate account shall not constitute the company a trustee in respect thereof. All unclaimed dividends or other moneys payable on or in respect of a share may be invested or otherwise made use of by the board for the benefit of the company until claimed; but so that any such dividend unclaimed after a period of 12 years from the date such dividend first became due for payment shall be forfeited and shall revert to the company and any monies payable on or in respect of a fractional interest in a share remaining unclaimed after a period of 12 years from the date upon which the same first became due for payment, shall be forfeited and shall revert to the company. In the case of a dividend resolved to be paid under article 132, the above period of 12 years shall be calculated from the date specified in the relevant resolution of the board as the date for payment of the dividend.

Dividend warrants

138.	Any dividend or other monies payable on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled thereto (and if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder or otherwise by operation of law, to any one of such persons), or to such other person and such address as such member or person or persons may direct by notice in writing to the company signed by such member or other person or persons. Every such cheque shall be crossed and bear across its face the words “account payee” or “a/c payee” either with or without the words “only” and every such cheque or warrant shall be made payable to the person to whom it is sent or to such other person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law may direct by notice in writing to the company signed by such holder or holders or other person or persons, and payment of the cheque or warrant, if appearing to have been duly paid by the banker on whom it is drawn, shall be a good discharge to the company. Every such cheque or warrant shall be sent at the risk of the person or persons entitled to the money represented thereby. Any such dividend or other money may also be paid by any other usual or common banking method (including, without limitation, direct debit, bank transfer and electronic funds transfer) and the company shall have no responsibility for any sums lost or delayed in the course of any such transfer or where it has acted on any such directions.

Any joint holder may give receipt for a dividend

139.	If several persons are registered as joint holders of a share or are entitled thereto in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give effectual receipts for any dividend or other monies payable or property distributable on or in respect of the share.

Payment of dividend in specie

140.	A general meeting may, upon the recommendation of the board, direct payment of a dividend wholly or in part by the distribution of specific assets, and in particular of paid up shares, debentures or other securities of any other company or in any one or more of such ways, and the board shall give effect to such resolution; and where any difficulty arises in regard to the distribution the board may settle the same as it thinks expedient and in particular may issue fractional certificates, and may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments shall be made to any members upon the footing of the values so fixed, in order to adjust the rights of members, and may vest any specific assets in trustees upon trust for the persons entitled to the dividend as may seem expedient to the board, and generally may make such arrangements for the allotment, acceptance and sale of such specific assets or fractional certificates, or any part thereof, and distribution of the cash proceeds of any sale or of the cash equivalent to any member or members and otherwise as it thinks fit.

VI. RESERVES

Board powers to carry profits to reserve and to carry forward profits

141.	The board may, before recommending or resolving to pay any dividend, whether preferential or otherwise, carry to reserve out of the profits of the company (including any premiums received upon the issue of debentures or other securities of the company) such sums as they think proper as a reserve or reserves which shall, at the discretion of the board, be applicable for any purpose to which the profits of the company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the company or be invested in such investments other than shares in the company or of its holding company (if any) as the board may from time to time think fit. The board may also without placing the same to reserve carry forward any profits. The board may divide the reserve into such special funds as it thinks fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided.

VII. CAPITALISATION OF PROFITS

Capitalisation issue

142.	The company in general meeting may, subject to the rights attaching to any class of shares, upon the recommendation of the board at any time and from time to time, subject as hereinafter provided, by ordinary resolution resolve to capitalise all or any part of any amount standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution and accordingly that the amount to be capitalised be set free for distribution among the holders of the ordinary shares in proportion to the amounts paid up on the ordinary shares and to apply such amount on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any ordinary shares, or in paying up in full unissued shares, debentures or other securities of the company of a nominal amount equal to such amount, and to allot and distribute such shares, debentures or other securities credited as fully paid up, to and amongst such holders, or as they may direct, or partly in one way and partly in the other, provided that:

(a)	the share premium account and the capital redemption reserve and any such profits not available for distribution may, for the purposes of this article, only be applied in the paying up of unissued shares to be issued to members credited as fully or, where permitted by the statutes, partly paid; and

(b)	no unrealised profits shall be applied in paying up any debentures of the company or any amount unpaid on any share in the capital of the company.

Board to effect capitalisations

143.	Whenever a resolution is passed in pursuance of article 142, the board shall:

(a)	allot unissued shares, debentures or other securities of the company, as the case may be, to the amount authorised by the resolution credited as fully paid up amongst the holders of the shares entitled to participate therein with full power to the board to make such provisions by way of the issue of fractional certificates or otherwise as it thinks fit for the case of fractions, and prior to such allotment the board may, if it thinks fit, authorise any person, on behalf of all the members so entitled to the said shares, debentures or other securities of the company, to enter into an agreement with the company providing for the allotment to them in the proportion specified in article 142 credited as fully paid up of the shares, debentures or other securities authorised by the resolution to be distributed amongst them, and any agreement made under such authority shall be effective and binding on all the holders of the ordinary shares for the time being; and the board shall have power generally to do all acts and things required to give effect to such resolution as aforesaid. Whenever on any issue of shares, debentures or other securities of the company in pursuance of article 142 the value of a fractional entitlement thereof shall be less than a minimum amount determined by the board in respect of any holder, the proceeds of sale (after the deduction of the proper expenses of such sale) of each and every such fractional entitlement amounting to less than such minimum amount shall belong to and be vested in the company (or one or more charities selected by it). For the purpose of giving effect to any such sale, the board may authorise some person to transfer the securities sold to the purchaser thereof and the purchaser shall be registered as the holder of the securities comprised in any such transfer and shall not be bound to see to the application of the purchase money nor shall the purchaser’s title to the said securities be affected by any irregularity or invalidity in the proceedings relating to the sale; and/or

(b)	(if the resolution so specifies) apply such profits or sum on behalf of the holders entitled thereto in paying up the amount, if any, unpaid on any shares held by such holders.

VIII. ACCOUNTS AND AUDIT

Keeping of accounts and retention and location of accounting records

144.

(a)	The board shall cause to be kept proper accounts and accounting records in accordance with the requirements of the statutes.

(b)	The accounting records shall be kept at the office or (subject to the provisions of the statutes) at such other place as the board thinks fit, and shall always be open to inspection by the directors. No member (other than a director) shall have any right of inspecting any account or book or document of the company except as conferred by law (including the statutes) or authorised by order of the court or by the board.

Accounts to be laid before general meetings

145.	The board shall from time to time, in accordance with the provisions of the statutes, cause to be prepared and to be laid before the company in general meeting such profit and loss accounts, balance sheets, group accounts and reports as are specified in the statutes.

Reports and accounts to be delivered to members, debentureholders and auditors

146.	Subject to the provisions of article 147, a copy of the directors’ and auditors’ reports accompanied by copies of the balance sheet, profit and loss account and other documents required by the statutes to be annexed to the balance sheet (together the “statutory accounts”) shall, not less than 21 clear days prior to the annual or other general meeting at which it is proposed to lay such documents before members, be delivered or sent by post to the registered address of every member and holder of debentures of the company and to the auditors and to every other person, if any, who is entitled by these articles or the statutes to receive copies of such documents and/or notices of meetings from the company.

Cases in which reports and accounts need not be delivered

147.	Article 146 shall not require a copy of the statutory accounts to be sent to more than one of joint holders or to any person who is not entitled to receive notices of meetings or of whose address the company is not aware, but any member or holder of debentures or person entitled by the statutes or these articles to receive a copy of the statutory accounts to whom a copy has not been sent shall be entitled to receive a copy free of charge on application at the office.

Appointment of auditors

148.	Auditors shall be appointed, and their duties, powers, rights and remuneration regulated, in accordance with the provisions of the statutes.

IX. NOTICES

Notices to be in writing - manner of giving notices to company

149.

(a)	Any notice to be given to or by any person pursuant to these articles shall, unless otherwise provided in these articles, be in writing.

(b)	Any notice to be given to the company pursuant to these articles shall, unless otherwise provided in these articles, be sent to the transfer office and may in all cases be given by any method of delivery by which notices may be served on a member under article 150 other than facsimile transmission or telex, provided that the company may in its absolute discretion elect to accept a notice purported to be given to the company by facsimile transmission, telex or some other means of electronic communication.

Service of notices and documents by company

150.	Any notice in writing or document may be served on or delivered to any member by the company either personally, or by leaving it at, or by delivering it to, or by sending it through the post in a prepaid cover, or by facsimile transmission or telex, addressed to such member at, his or her registered address, or (if he or she has no registered address within the United Kingdom) the address, if any, within the United Kingdom supplied by such member in writing to the company as his or her address for the service of notices. Any such notice or document may be served or delivered by the company by reference to the register as it stands at any time not more than 15 days before the date of service or delivery. No change in the register after that time shall invalidate that service or delivery. Where any notice or other document is served on or delivered to any person in respect of a share in accordance with these articles, no person deriving any title or interest in that share shall be entitled to any further service or delivery of that notice or document.

When service effected on member

151.	Where a notice or other document is, under article 150, served or sent by post, service or delivery shall be deemed to be effected at the expiration of 24 hours after the time when the cover containing the same is posted (irrespective of the class or type of post used) and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed and posted. If such notice or other document is sent by facsimile transmission or telex, service shall be deemed to be effected at the time of transmission, subject, in the case of facsimile transmission, to the facsimile machine on which transmission has been made indicating to the sender that transmission has been completed and, in the case of telex, to receipt of the appropriate answerback.

Notice by advertisement

152.	Any notice required to be given by the company to members (including for this purpose holders of share warrants issued under article 15) and not expressly provided for by or in accordance with these articles shall be sufficiently given by advertisement. Any such notice shall be advertised in a leading daily newspaper in London and in such other place, if any, as the board shall determine and shall be deemed to have been duly given on the date of publication or, if published more than once, on the first date of publication. The holder of a share warrant shall be entitled to notice in respect thereof only by advertisement as herein provided.

Notice to joint holders

153.	In respect of joint holdings all notices shall be given to that one of the joint holders whose name stands first in the register and notice so given shall be sufficient notice to all the joint holders.

Service of documents on persons entitled to shares by transmission

154.	A person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law upon supplying to the company such evidence as the board may reasonably require to show his or her title to the share, and upon supplying also an address within the United Kingdom for the service of notices, shall be entitled to have served upon or delivered to him or her at such address any notice or document to which the member but for his or her death or bankruptcy or the other event in question would be entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him or her) in the share. Save as aforesaid, any notice or document delivered or sent by post, facsimile transmission or telex to or left at the registered address of any member in pursuance of these articles shall, notwithstanding that such member be then dead or bankrupt, and whether or not the company has received notice of his or her death or bankruptcy or the other event in question, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or joint holder.

Members not entitled to notices

155.	A member who (having no registered address within the United Kingdom) has not supplied to the company an address within the United Kingdom for the service of notices shall not be entitled to receive notices from the company.

X. WINDING UP

Distribution of assets in specie

156.	In the winding up (whether the liquidation is voluntary or by the court) of the company the liquidator may, with the authority of an extraordinary resolution of the company and any other sanction required by the statutes, divide among the members in specie the whole or any part of the assets of the company, whether or not the assets shall consist of property of one kind, and may for such purposes set such value as the liquidator deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the like authority, shall think fit, and the liquidation of the company may be closed and the company dissolved, but so that no member shall be compelled to accept any assets in respect of which there is a liability.

XI. INDEMNITY AND INSURANCE

Indemnity and insurance for directors and other officers

157.

(a)	Subject to the provisions of the statutes, but without prejudice to any indemnity to which he or she may otherwise be entitled, every director, other officer and auditor of the company and every former director, other former officer and former auditor of the company shall be indemnified out of the assets of the company against any liability, loss or expenditure incurred by him or her in the actual or purported execution and/or discharge of his or her duties and/or the exercise or purported exercise of his or her powers and/or otherwise in relation to or in connection with his or her duties, powers or office including (without prejudice to the foregoing) any liability incurred by him or her in defending any proceedings, whether civil or criminal, which relate to anything done or omitted to be done or alleged to have been done or omitted to be done by him or her as a director, officer or auditor of the company and in which judgment is given in his or her favour or in which he or she is acquitted or which are otherwise disposed of without any finding or admission of guilt or breach of duty on his or her part or incurred in connection with any application in which relief is granted to him or her by the court from liability in respect of any such act or omission or from liability to pay any amount in respect of shares acquired by a nominee of the company.

(b)	To the extent permitted by the statutes, the board may arrange and maintain insurance cover at the cost of the company in respect of any liability, loss or expenditure incurred by any director, other officer or auditor of the company in relation to anything done or alleged to have been done or omitted to be done by him or her as a director, officer or auditor.